EXECUTION VERSION

MASTHERCELL GLOBAL INC.

STOCKHOLDERS’ AGREEMENT

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TABLE OF CONTENTS
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STOCKHOLDERS’ AGREEMENT

This Stockholders’ Agreement (this “Agreement”) is entered into as of June 28, 2018 by and among Masthercell Global Inc. a Delaware corporation (the “Company”), GPP-II Masthercell, LLC, a Delaware limited liability company (“GPP”), Orgenesis Inc., a Nevada corporation (“Orgenesis”), the Management Holders and any other Person who may from time to time become party to this Agreement and be bound by its provisions.

PRELIMINARY STATEMENTS

A.     The parties to this Agreement desire to provide for certain restrictions on the disposition of the Company’s securities, to create certain options with respect to such securities, and to agree to certain other matters, all upon the terms, conditions and provisions set forth herein. The parties to this Agreement also contemplate that additional stockholders in the Company may from time to time acquire securities of the Company and become a party to this Agreement, and the parties to this Agreement desire to provide that such securities will be subject to the terms, conditions and provisions of this Agreement.

AGREEMENT

In consideration of the mutual representations, warranties, covenants and conditions set forth in this Agreement, the parties to this Agreement mutually agree as follows:

ARTICLE 1

DEFINITIONS

1.1     Definitions. For the purposes of this Agreement, the following terms shall be defined as follows:

“10% Holder” shall have the meaning set forth in the definition of “Independent Third Party”.

“1933 Act” shall mean the Securities Act of 1933 and the rules, regulations and interpretations thereunder, in each case as amended from time to time, or any successor thereto.

“1934 Act” shall mean the Securities Exchange Act of 1934 and the rules, regulations and interpretations thereunder, in each case as amended from time to time, or any successor thereto.

“Act” shall have the meaning set forth in Section 6.2.

“Activist Shareholder of Orgenesis” shall mean any Person who acquires shares of capital stock of Orgenesis who either (i) acquires more than a majority of the voting power of Orgenesis, (ii) actively takes over and controls a majority of the board of directors of Orgenesis, or (iii) is required to file a Schedule 13D with respect to such Person’s ownership of Orgenesis and has described a plan, proposal or intent to take action with respect to exerting significant pressure on the management of or directors of, Orgenesis. For the sake of clarity, Activist Shareholder of Orgenesis shall not mean any stockholder of Orgenesis who is passive and does not take or propose to take active steps with respect to exerting significant pressure on the management of, or directors of, Orgenesis.

“Additional Repurchase Event” means, with respect to any Management Holder, any breach or violation by such Management Holder or his, her or its Affiliates of any of the covenants set forth in Sections 5.1, 5.2, 5.3 or 5.4 of this Agreement or any similar obligations set forth in any other contract between such Management Holder or his, her or its Affiliates, on the one hand, and the Company or any of its Subsidiaries or Affiliates, on the other hand (including any employment agreement).

“Affiliate” shall mean, with respect to any Person, any other Person Controlling, Controlled by or under common Control with such first Person, and any partner of such Person if such Person is a partnership and when used with respect to the Company or any Subsidiary of the Company, shall include any holder of capital stock or other ownership interest of such Person, such Person’s parent entity and any officer or director of such Person.

“Agreement” shall mean this Agreement, as amended, modified or restated from time to time.

“Applicable Area” shall mean (i) anywhere in the world, but if such area is determined by judicial action to be too broad, then it means (ii) Europe, North America and Asia, but if such area is determined by judicial action to be too broad, then it means (iii) any country in which the Company or any of its Subsidiaries either engaged in the Business (including, but not limited to, any country in which the Company or any of its Subsidiaries has a Customer), or actually planned to engage in the Business, in each case, at any time prior to the date that such Restricted Stockholder and its, his or her Affiliates and Permitted Transferees cease to hold any Securities, but if such area is determined by judicial action to be too broad, then it means (iv) any state or locality within any country in which the Company or any of its Subsidiaries either engaged in the Business (including, but not limited to, any state or locality in which the Company or any of its Subsidiaries has a Customer), or actually planned to engage in the Business, in each case, at any time prior to the date that such Restricted Stockholder and its, his or her Affiliates and Permitted Transferees cease to hold any Securities.

“Approved Future Budget” shall have the meaning set forth in Section 3.5(c).

“Approved Initial Budget” shall have the meaning set forth in Section 3.5(d).

“Approved Sale” shall have the meaning set forth in Section 3.2(b)(i) .

“Board” shall mean the board of directors of the Company.

“Business” means the business of (i) providing manufacturing and development services to third parties related to cell and gene therapy products, processes and solutions and providing related manufacturing or development services, and the creation and development of technology, Intellectual Property, tools and optimizations in connection with such manufacturing and development services for third parties and (ii) any other business that the Company or any of its Subsidiaries engaged in with the approval of the Board, or that the Company or any of its Subsidiaries actively considered engaging in with the approval of the Board, at any time prior to the date that such Restricted Stockholder and its, his or her Affiliates and Permitted Transferees cease to hold any Securities, provided, however, that notwithstanding the foregoing (A) any new business that is first approved by the Board pursuant to this clause (ii) at any time when GPP has appointed a majority of the members of the Board shall not, for purposes of this Agreement and with respect to Orgenesis only, be considered part of the “Business” and (B) research, manufacturing, development and all other activities related to the research, development, manufacturing, discovery and commercialization of therapeutic products, and processes, methods or services thereof (including, without limitation, such therapeutic products in which Orgenesis has an economic interest or any relationship with any Third Party in which Orgenesis has an economic interest or that are created, developed, manufactured or sold by a joint venture, partnership or collaboration between Orgenesis and a Third Party) with a Third Party shall not, for purposes of this Agreement and with respect to Orgenesis only, be considered part of the “Business”.

“Business Day” shall mean any day, other than a Saturday, Sunday or legal holiday, on which banks in Chicago, Illinois are open for business.

“Bylaws” shall have the meaning set forth in Section 3.4(c).

“Call Date” shall have the meaning set forth in Section 3.11(c)(i).

“Call Notice” shall have the meaning set forth in Section 3.11(a).

“Call Price” shall have the meaning set forth in Section 3.11(c).

“Cause” means with respect to a Management Holder (i) “Cause” as such term is defined in such Management Holder’s employment or similar agreement, if any, with the Company or any of its Subsidiaries, or (ii) in the absence of such agreement or in the absence of such definition contained therein (A) the commission of a felony or other crime involving moral turpitude or the commission of any other act or omission involving misappropriation, dishonesty, unethical business conduct, disloyalty, fraud or breach of fiduciary duty, (B) reporting to work under the influence of alcohol, (C) the use of illegal drugs (whether or not at the workplace) or other conduct, even if not in conjunction with its, his or her duties to the Company or any of its Subsidiaries, which could reasonably be expected to, or which does, cause the Company or any of its Subsidiaries public disgrace or disrepute or economic harm, (D) repeated failure to perform duties as reasonably directed by the Board or any officer to whom the Management Holder reports, (E) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries or Affiliates or in the performance of such Management Holder’s duties to the Company or its Subsidiaries, (F) obtaining any personal profit not thoroughly disclosed to and approved by the Board in connection with any transaction entered into by, or on behalf of, the Company or any of its Subsidiaries, (G) violating any of the terms of the Company’s or any of its Subsidiaries’ established rules or policies which, if curable, is not cured to the Board’s reasonable satisfaction within fifteen (15) days after written notice thereof to such Management Holder, or (H) any other material breach of this Agreement or any other agreement between the Management Holder and the Company or any of its Subsidiaries which, if curable, is not cured to the Board’s reasonable satisfaction within fifteen (15) days after written notice thereof to Management Holder.

“Code” shall have the meaning set forth in Section 3.1(b).

“Common Stock” shall mean the Voting Common Stock and the Non-Voting Common Stock.

“Company” shall have the meaning set forth in the introductory paragraph of this Agreement and shall also include its successors and assigns.

“Company Option Period” shall have the meaning set forth in Section 3.1(a)(ii).

“Confidential Information” shall have the meaning set forth in Section 5.1.

“Control” (including “Controlling”, “Controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Customer” shall mean, with respect to any Restricted Stockholder, any Person who: (i) purchased or licensed services from the Company or any of its Subsidiaries (or their predecessors) relating to the Business of the Company during the three (3) years prior to the date that such Restricted Stockholder or any of its Permitted Transferees cease to hold any Securities and entered into an agreement with respect to such services; (i) was solicited by the Company or any of its Subsidiaries (or their predecessors) in connection with the Business during such three (3) year period; or (iii) was a distributor, sales representative, agent or broker for the Business during such three (3) year period. Notwithstanding the foregoing, the term “Customer” shall not include (a) any Third Party or (b) any Person purchasing or licensing products from, or providing or receiving services from/to, the Company (or any joint venture, collaborators, partners or the like of the Company) that is not related to the Business.

“Definitive Documentation” shall mean this Agreement, the Company’s Certificate of Incorporation, the Stock Purchase Agreement and all Ancillary Agreements (as defined in the Stock Purchase Agreement).

“Designated Courts” shall have the meaning set forth in Section 6.13.

“EBITDA” shall have the meaning set forth in the Stock Purchase Agreement.

“Eligible Stockholders” shall have the meaning set forth in Section 3.1(a)(iii).

“Exchange” shall have the meaning set forth in Section 3.12.

“Exchange Notice” shall have the meaning set forth in Section 3.12.

“Exchange Price” shall have the meaning set forth in Section 3.12.

“Fair Market Value” with respect to Management Holder Securities means the fair market value of such Management Holder Securities as of the Termination of such Management Holder’s employment or engagement with the Company or its Subsidiaries, as reasonably determined by the Board after taking into account appropriate minority and liquidity discounts.

“Family Group” shall mean (a) the spouse and descendants (by birth or adoption) of a Stockholder, (b) any custodian of a custodianship for and on behalf of a Stockholder or his or her spouse or descendants (by birth or adoption), or (c) any trustee of a trust solely for the benefit of a Stockholder or his or her spouse or descendants (by birth or adoption).

“First GPP Minimum Ownership Level” shall have the meaning set forth in Section 3.4(a)(i).

“First Orgenesis Minimum Ownership Level” shall have the meaning set forth in Section 3.4(a)(ii).

“Fully-Diluted Basis” shall mean the number of shares of Common Stock which would be outstanding, as of the date of computation, if all issued and outstanding Stock Equivalents had been converted, exercised or exchanged; provided, however, that any Stock Equivalents which are subject to vesting but have not vested as of the date of computation will be disregarded for purposes of determining Fully-Diluted Basis.

“Fully Participating Stockholder” shall have the meaning set forth in Section 3.3(b).

“GAAP” means generally accepted accounting principles in the United States as set forth in pronouncements of the Financial Accounting Standards Board (and its predecessors) and the American Institute of Certified Public Accountants.

“Good Reason” means with respect to a Management Holder, if applicable, “Good Reason” as such term is defined in such Management Holder’s employment or similar agreement, if any.

“GPP” shall have the meaning set forth in the introductory paragraph of this Agreement and shall also include its successors and assigns.

“GPP Directors” shall have the meaning set forth in Section 3.4(a)(i) .

“GPP Holders” shall mean (a) GPP, (b) the other Persons listed as GPP Holders on the signature pages of this Agreement, and (c) any Person (i) to whom Securities, whether on or following the date of this Agreement, are Transferred by any GPP Holder or issued by the Company and (ii) who becomes a party (if not already a party) to this Agreement as a “GPP Holder” by execution of a Joinder Agreement in substantially the form attached hereto as Exhibit A. Notwithstanding the foregoing, if a GPP Holder Transfers any of its Securities to a Restricted Stockholder, then such Restricted Stockholder will not become a “GPP Holder” as a result of such Transfer and the Securities Transferred to such Restricted Stockholder will become Restricted Securities.

“GPP Offer Price” shall have the meaning set forth in Section 3.9(i).

“GPP Offered Securities” shall have the meaning set forth in Section 3.9(i).

“GPP Transfer Notice” shall have the meaning set forth in Section 3.9(i).

“Holder” shall have the meaning set forth in Section 4.1.

“Independent Third Party” shall mean any Person who, immediately before the contemplated transaction, (a) does not own in excess of ten percent (10%) of the Common Stock on a Fully-Diluted Basis (a “10% Holder”), (b) is not an Affiliate of a 10% Holder, and (c) is not the spouse or descendent (by birth or adoption) of a 10% Holder.

“Industry Expert Director” shall have the meaning set forth in Section 3.4(a)(ii).

“Initial Two Year Period” shall mean the two (2) year period following the Investment Date.

“Initiating Stockholder” shall have the meaning set forth in Section 3.2(a)(i).

“Intellectual Property” shall have the meaning set forth in the Stock Purchase Agreement.

“Investment Date” means June 28, 2018.

“Management Holder Securities” shall mean all Securities held by any Management Holder or one or more of its, his or her Permitted Transferees.

“Management Holders” shall mean (a) those Persons listed as Management Holders on the signature pages of this Agreement, (b) any Person that acquires any Securities who is or was formerly an officer or employee of the Company or any of its Subsidiaries, and (c) any Person that becomes a party to this Agreement as a “Management Holder” by executing a Joinder Agreement substantially in the form attached hereto as Exhibit A, and (d) any Permitted Transferee of a Management Holder unless such transferee is a GPP Holder.

“Material Underperformance Event” means any of the following: (i) if at any time during the Initial Two Year Period, the Company does not generate positive EBITDA for any twelve (12) month period as determined on a quarterly basis every six months as measured as of the end of the second and fourth quarters of each year, (ii) if at any time after the Initial Two Year Period, the Company generates less than $1,000,000 of EBITDA for any twelve (12) month period as determined on a quarterly basis every six months as measured as of the end of the second and fourth quarters of each year, or (iii) if a PCE has occurred and has not been cured (if such PCE is subject to an ability to cure in accordance with the definition of “PCE”).

“Minimum Ownership Level” shall have the meaning set forth in Section 3.4(c) .

“New Securities” shall have the meaning set forth in Section 3.3(a).

“Non-Voting Common Stock” shall mean the shares of the Company’s non-voting common stock, par value $0.0001 per share, that the Company may be authorized to issue from time to time and any stock or other securities issued or issuable with respect to such shares, including pursuant to a stock dividend, stock split, or like action, or pursuant to a plan of recapitalization, reorganization, reclassification, exchange, merger, sale of assets or otherwise.

“Offer Price” shall have the meaning set forth in Section 3.1(a)(i).

“Offered Securities” shall have the meaning set forth in Section 3.1(a)(i).

“Orgenesis” shall have the meaning set forth in the introductory paragraph of this Agreement.

“Orgenesis Change of Control” shall mean any of (i) the acquisition, directly or indirectly (in a single transaction or a series of related transactions) by a Person or group of Persons of either (a) a majority of the common stock of Orgenesis (whether by merger, consolidation, stock purchase, tender offer, reorganization, recapitalization or otherwise), or (b) all or substantially all of the assets of Orgenesis and its Subsidiaries (but only if such transaction includes the transfer of Securities held by Orgenesis), (ii) if any four (4) of the directors of Orgenesis as of the Investment Date are removed or replaced or for any other reason cease to serve as directors of Orgenesis, (iii) the filing of a petition in bankruptcy or the commencement of any proceedings under bankruptcy laws by or against Orgenesis, provided that such filing or commencement shall be deemed an Orgenesis Change of Control immediately if filed or commenced by Orgenesis or after sixty (60) days if such filing is initiated by a creditor of Orgenesis and is not dismissed; (iv) insolvency of Orgenesis that is not cured by Orgenesis within thirty (30) days; (v) the appointment of a receiver for Orgenesis, provided that such appointment shall constitute an Orgenesis Change of Control immediately if the appointment was consented to by Orgenesis or after sixty (60) days if not consented to by Orgenesis and such appointment is not terminated; or (vi) or dissolution of Orgenesis.

“Orgenesis Directors” shall have the meaning set forth in Section 3.4(a)(ii).

“Orgenesis Entity” shall mean Orgenesis or any of its Subsidiaries other than the Company and its Subsidiaries.

“Orgenesis Loan” shall mean any loan granted by Orgenesis to the Company within the Initial Two Year Period which shall be made pursuant to a loan agreement between Orgenesis and the Company. Any such loan (a) shall be repaid by the Company in accordance with the terms of the loan agreement (which may specify that the proceeds of any such loan are to be utilized by certain Subsidiaries of the Company) and (b) shall be subject to Section 3.5 in all respects.

“Orgenesis Option Period” shall have the meaning set forth in Section 3.9(ii).

“Original Cost” means the original purchase or exercise price actually paid for a Management Holder Security.

“Other Business” shall have the meaning set forth in Section 5.7.

“Participating Offeree” shall have the meaning set forth in Section 3.2(a)(i) .

“Participation Notice” shall have the meaning set forth in Section 3.2(a)(i).

“Participation Price” shall have the meaning set forth in Section 3.2(a)(i) .

“Participation Sale” shall have the meaning set forth in Section 3.2(a)(i).

“Participation Securities” shall have the meaning set forth in Section 3.2(a)(i) .

“PCE” shall mean the occurrence of any of the following: (i) the existence or introduction of an Activist Shareholder of Orgenesis, (ii) the termination (for any reason), resignation, or replacement of the person serving, as of the Investment Date, as the Chief Executive Officer of Orgenesis and the person serving, as of the Investment Date, as the Chairman of the board of directors of Orgenesis that occurs within five (5) years from the date hereof, (iii) an Orgenesis Change of Control, or (iv) the removal or replacement of the Industry Expert Director or the appointment of a new Industry Expert Director without GPP’s prior written consent.

“Permitted Investors” shall have the meaning set forth in Section 5.7.

“Permitted Issuances” shall mean any issuances of Securities (a) pursuant to the exercise or conversion of any Stock Equivalents, (b) pursuant to a stock split, stock dividend, plan of recapitalization, reorganization or like action, (c) pursuant to a Public Offering, (d) to the current or future directors, managers, officers, employees or consultants of the Company or any of its Subsidiaries pursuant to an equity incentive plan (including a stock purchase plan or agreement) approved by a Supermajority of the Board or pursuant to a compensation-related plan or agreement approved by a Supermajority of the Board, (e) in connection with the acquisition of another Person’s business by the Company or any of its Subsidiaries (whether by acquisition of stock or assets or by merger, consolidation, reorganization or other similar transaction) or the formation of a joint venture, (f) in connection with a non-capital raising transaction or for non-cash consideration, such as issuances of Securities to vendors or strategic or marketing partners or in joint ventures or in connection with sponsored research, collaboration, technology license, development, or OEM transactions, (g) to lenders or other financing sources in connection with obtaining financing for the Company or any of its Subsidiaries, (h) in connection with the reissuance of Securities previously purchased by the Company from Management Holders, (i) to GPP pursuant to the provisions of the Stock Purchase Agreement; and (j) any Securities that the Board determines in good faith (such determination to include the approval of at least one (1) GPP Director) that any preemptive rights or other rights exercised with respect thereto might interfere or risk a transaction or pending transaction considered by the Company.

“Permitted Transfer” shall mean a Transfer of Securities:

(a)     between any Restricted Stockholder who is a natural person and such Restricted Stockholder’s Family Group (whether inter vivos or upon death); provided, however, that, prior to any such Transfer, the Restricted Stockholder must demonstrate to the reasonable satisfaction of the Company that the Restricted Stockholder will retain, until its, his or her death, all rights to vote and Transfer the Securities that are proposed to be Transferred to such Restricted Stockholder’s Family Group;

(b)     by a Restricted Stockholder who is a natural person and who is deceased or adjudicated incompetent to the personal representative of such Restricted Stockholder;

(c)     by the personal representative of a Restricted Stockholder who is a natural person and who is deceased or adjudicated incompetent to such Restricted Stockholder’s Family Group;

(d)     by a GPP Holder to its Affiliates with the prior written consent of Orgenesis (not to be unreasonably withheld, delayed or conditioned); provided that such Affiliate is not a competitor of the Company or the Business;

(e)     by Orgenesis to its Affiliates with the prior written consent of GPP (not to be unreasonably withheld, delayed or conditioned);

(f)     by a Restricted Stockholder to another Restricted Stockholder with the prior written consent of a Supermajority of the Board; or

(g)     by a Stockholder to the Company with the prior written consent of a Supermajority of the Board.

“Permitted Transferee” shall mean any Person who shall have acquired and who shall hold Securities pursuant to a Permitted Transfer.

“Person” shall mean any individual, partnership, corporation, limited liability company, association, joint stock company, trust, estate, joint venture, unincorporated organization, or the United States of America or any other nation, state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“Preferred Stock” shall mean the shares of any series of the Company’s preferred stock that the Company may be authorized to issue from time to time, including the Company’s Series A Preferred Stock, par value $0.0001 per share, and any stock or other securities issued or issuable with respect to such shares, including pursuant to a stock dividend, stock split, or like action, or pursuant to a plan of recapitalization, reorganization, reclassification, exchange, merger, sale of assets or otherwise.

“Pro-Rata Portion” shall have the meaning set forth in Section 3.3(a).

“Proper Approval” shall have the meaning set forth in Section 3.11(a).

“Properly Approved” shall have the meaning set forth in Section 3.11(a).

“Public Offering” shall mean the completion of a sale of Common Stock pursuant to a registration statement which has become effective under the 1933 Act, excluding registration statements on Form S-4, S-8 or similar limited purpose forms, occurring after the date of this Agreement.

“Put Date” shall have the meaning set forth in Section 3.11(b)(i).

“Put Notice” shall have the meaning set forth in Section 3.11(a).

“Put Price” shall have the meaning set forth in Section 3.11(b).

“Recapitalization” shall have the meaning set forth in Section 4.12.

“Registrable Securities” shall mean all shares of Common Stock held by any Stockholder or issuable upon conversion of any Stock Equivalents; provided, that as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a registration statement (other than a registration statement on Form S-8) with respect to the sale of such securities shall have become effective under the 1933 Act and such securities shall have been disposed of in accordance with such registration statement, (b) a registration statement on Form S-8 with respect to such securities shall have become effective under the 1933 Act, (c) such securities shall have been sold under a Rule 144 Transaction, (d) all Registrable Securities held by such Stockholder are eligible to be sold without restriction under Rule 144(k), or (e) such securities have ceased to be outstanding.

“Repurchase Closing” shall have the meaning set forth in Section 3.6(e).

“Repurchase Price” shall have the meaning set forth in Section 3.6(d) .

“Restricted Period” shall mean the period during which a Stockholder or any of its, his or her Affiliates or Permitted Transferees holds any Securities and for two (2) years thereafter.

“Restricted Securities” shall mean the Securities held by a Restricted Stockholder, whether acquired by a Restricted Stockholder pursuant to this Agreement or any other agreement, option plan or other arrangement with the Company or any of its Subsidiaries, whether on or following the date of this Agreement, and all securities of the Company issued or issuable with respect to such Securities pursuant to a stock dividend, stock split, or like action, or pursuant to a plan of recapitalization, reorganization, reclassification, exchange, merger, sale of assets or otherwise.

“Restricted Stockholder” shall mean any Stockholder, other than a GPP Holder. Notwithstanding the foregoing, if a Restricted Stockholder Transfers any of its Securities to a GPP Holder, then such GPP Holder will not become a “Restricted Stockholder” as a result of such Transfer and the Securities Transferred to such GPP Holder will no longer be Restricted Securities.

“Restrictive Covenants” shall have the meaning set forth in Section 5.6.

“ROFR Allocation” shall have the meaning set forth in Section 3.1(a)(iii).

“Rule 144 Transaction” shall mean a Transfer of Securities (a) complying with Rule 144 under the 1933 Act as such Rule or a successor thereto is in effect on the date of such Transfer (but not including a sale other than pursuant to a “brokers transaction” as defined in clauses (i) and (ii) of paragraph (g) of Rule 144 as in effect on the date of this Agreement) and (b) occurring at a time when Securities are registered pursuant to Section 12 of the 1934 Act.

“Sale of the Company” shall mean the sale (in a single transaction or a series of related transactions) of the Company to any Independent Third Party or group of Independent Third Parties pursuant to which such Independent Third Party or group of Independent Third Parties acquires (a) a majority of the Common Stock on a Fully-Diluted Basis (whether by merger, consolidation, sale or Transfer of Common Stock, reorganization, recapitalization or otherwise), or (b) all or substantially all of the assets of the Company and its Subsidiaries, determined on a consolidated basis. For purposes of this definition, all Common Stock that is issuable upon exercise or conversion of any Stock Equivalents acquired by an Independent Third Party shall be deemed to be issued and held by such Independent Third Party.

“Sale Request” shall have the meaning set forth in Section 3.2(b)(i).

“SEC” shall mean the Securities and Exchange Commission.

“Second GPP Minimum Ownership Level” shall have the meaning set forth in Section 3.4(a)(i).

“Second Orgenesis Minimum Ownership Level” shall have the meaning set forth in Section 3.4(a)(ii).

“Securities” shall mean all (a) shares of Common Stock, (b) shares of Preferred Stock, (c) Stock Equivalents, (d) securities of the Company issued or issuable with respect to the securities referred to in clauses (a), (b) and (c) above, including pursuant to a stock dividend, stock split, or like action, or pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise, and (e) during the Initial Two Year Period only, debt securities and debt instruments issued by the Company (including pursuant to any credit or loan agreement or similar arrangement).

“Spousal Consent” shall mean a consent by a spouse of a Stockholder or prospective holder of Securities in the form set forth in Exhibit B.

“Stock Equivalents” shall mean any (a) warrants, options or other right to subscribe for, purchase or otherwise acquire any shares of Common Stock or (b) any securities or evidence of indebtedness, directly or indirectly, convertible into or exchangeable for shares of Common Stock (including, but not limited to, any outstanding Preferred Stock) or all rights issued by the Company to acquire shares of Common Stock whether by exercise of a warrant, option or similar call or conversion of any existing instruments, in either case for consideration fixed in amount or by formula, into shares of Common Stock.

“Stock Option Plan” shall have the meaning set forth in Section 5.12.

“Stock Purchase Agreement” shall mean that certain Stock Purchase Agreement, dated as of the Investment Date, by and among the Company, Orgenesis and GPP, as amended, modified or restated from time to time.

“Stockholders” shall mean the GPP Holders, the Management Holders, Orgenesis, and any other Person to whom Securities, whether on or following the date of this Agreement, are issued, sold or Transferred by the Company or any other Person (including by a Permitted Transferee or other transferee of a Stockholder), and who is a party to this Agreement or, if not a party, who executes and delivers to the Company a Joinder Agreement in substantially the form attached hereto as Exhibit A.

“Stockholders’ Agreement Terms” means Sections 3.2, 3.5, 3.7, 3.9, 3.10, 3.11, 3.12 and Article 4 of this Agreement, that must be approved by the shareholders of Orgenesis.

“Subsequent Offer Notice” shall have the meaning set forth in Section 3.1(a)(iii).

“Subsequent Option Period” shall have the meaning set forth in Section 3.1(a)(iii).

“Subsidiary” shall mean any corporation, limited liability company, partnership, association, joint stock company, trust, joint venture or unincorporated organization of which the Company, at the time in respect of which such term is used, (a) owns directly or indirectly fifty percent (50%) or more of the equity or beneficial interests, on a consolidated basis, or (b) owns directly or controls with power to vote, indirectly through one or more subsidiaries, shares of capital stock or beneficial interests having the power to cast a fifty percent (50%) or more of the votes entitled to be cast for the election of directors, trustees, managers or other officials having powers analogous to those of directors of a corporation. Unless otherwise specifically indicated, when used in this Agreement, the term Subsidiary shall refer to a direct or indirect Subsidiary of the Company. For purposes of this Agreement, (i) MaSTherCell S.A., a company organized under the laws of Belgium, (ii) Cell Therapy Holding S.A., a company organized under the laws of Belgium, (iii) Atvio Biotech Ltd., a company organized under the laws of Israel, and (iv) CureCell Co., Ltd., a Korean stock corporation, are each considered Subsidiaries of the Company.

“Supermajority of the Board” shall mean a majority of the members of the board of directors of the Company which must include at least one (1) GPP Director and; so long as a Material Underperformance Event has not occurred, at least one (1) Orgenesis Director.

“Tech Transfer Agreement” shall have the meaning set forth in Section 5.9.

“Termination” shall have the meaning set forth in Section 3.6(a).

“Third Party” shall mean any entity other than the Company or the Subsidiaries with whom Orgenesis or any of its Subsidiaries has a collaboration, joint venture, partnership or similar economic relationship for the development of a product with therapeutic use where the primary purpose of such collaboration, joint venture, partnership or relationship is not manufacturing related to such product.

“Transfer” shall mean any direct or indirect transfer, donation, sale, assignment, pledge, encumbrance, hypothecation, gift, creation of a security interest in or lien on, or other disposition, irrespective of whether any of the foregoing are effected with or without consideration, voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, inter vivos or upon death.

“Transfer Notice” shall have the meaning set forth in Section 3.1(a)(i).

“Transferring Stockholder” shall have the meaning set forth in Section 3.1(a)(i).

“Trigger Notice Period” shall mean a period of ninety (90) days which shall begin after GPP provides revocable written notice to Orgenesis of GPP’s decision that it intends to exercise certain rights granted to GPP pursuant to this Agreement; provided, that for the avoidance of doubt no Trigger Notice Period can end on a date that is earlier than the end of the Initial Two Year Period.

“Voting Common Stock” shall mean the shares of the Company’s voting common stock, par value $0.0001 per share, that the Company may be authorized to issue from time to time and any stock or other securities issued or issuable with respect to such shares, including pursuant to a stock dividend, stock split, or like action, or pursuant to a plan of recapitalization, reorganization, reclassification, exchange, merger, sale of assets or otherwise.

1.2     Other Definitions. Other defined terms are contained in the body of this Agreement.

ARTICLE 2

REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1     Representations, Warranties and Covenants of the Stockholders. Each Stockholder represents and warrants to the Company, and agrees and acknowledges, as follows:

(a)     All Securities acquired by or for the Stockholder are and will be acquired solely for the Stockholder’s own account for investment purposes only and not with a present view toward the distribution thereof or with any present intention of distributing or reselling any such Securities in violation of the 1933 Act or any state securities laws. Irrespective of any other provisions of this Agreement, the Stockholder may only Transfer the Securities if the Company determines that such Transfer is in compliance with all applicable Federal and state securities laws, including the 1933 Act.

(b)     The Stockholder has had the opportunity to ask questions and receive answers concerning the Company and the Securities acquired by the Stockholder. The Stockholder acknowledges that it has received all of the information it considers necessary or appropriate for deciding whether to acquire the Securities. The Stockholder and its advisors, if any, have been afforded the opportunity to ask questions of the Company.

(c)     The Stockholder has such knowledge and experience in financial and business matters such that the Stockholder is capable of evaluating the merits and risks of an investment in the Securities, or has consulted with advisors who possess such knowledge and experience. The Stockholder is able to bear the economic risk of its investment in the Securities for an indefinite period of time. The Stockholder understands that the Securities have not been and may never be, registered under the 1933 Act and therefore cannot be Transferred unless subsequently registered under the 1933 Act or unless an exemption from such registration is available.

(d)     The Stockholder is an accredited investor (as such term is defined in Rule 501 of the 1933 Act).

(e)     The Stockholder has not and will not enter into any agreement or arrangement of any kind which conflicts with or violates any provision of this Agreement, including but not limited to, any agreement or arrangement with respect to the acquisition, disposition or voting of shares inconsistent with this Agreement. If the Stockholder is at any time a married individual, then such Stockholder shall cause its spouse to execute and deliver to the Company a Spousal Consent.

(f)     If the Stockholder is a corporation, partnership, limited liability company, trust, custodianship, estate or other entity, then (i) such Stockholder is validly existing and in good standing under the laws of its jurisdiction of formation or organization, (ii) such Stockholder has full power and authority to enter into and perform its obligations under this Agreement, (iii) the execution and delivery by such Stockholder of this Agreement and the performance by such Stockholder of its obligations under this Agreement have been duly authorized and approved by all requisite corporate, partnership, limited liability company or trust action, and (iv) this Agreement has been duly executed and delivered by a duly authorized person on such Stockholder’s behalf.

(g)     This Agreement constitutes the legally binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms in each case subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or equity). The execution, delivery and performance of this Agreement by the Stockholder does not and will not conflict with, violate or cause a breach of any document, agreement, contract or instrument to which such Stockholder is a party or any judgment, order or decree to which such Stockholder is subject.

2.2     Representations and Warranties of the Company. The Company represents and warrants to the Stockholders as follows:

(a)     The Company is validly existing and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to enter into and perform its obligations under this Agreement. The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations under this Agreement have been duly authorized and approved by all requisite corporate action. This Agreement has been duly executed and delivered by a duly authorized officer of the Company.

(b)     This Agreement constitutes the legally binding obligation of the Company, enforceable against the Company in accordance with its terms, in each case subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or equity).

(c)     The execution, delivery and performance of this Agreement by the Company do not and will not conflict with, violate or cause a breach of any of the terms or provisions of the Company’s Certificate of Incorporation or Bylaws, or of any agreement, contract or instrument to which the Company is a party, or any judgment, order or decree to which the Company is subject.

2.3     Stock Dividends, Splits, Reclassifications, Mergers, etc. Each Stockholder acknowledges and agrees that any Securities issued by the Company pursuant to a stock dividend, stock split, reclassification or like action, or pursuant to the exercise of a right granted by the Company to all holders of Securities to purchase Securities on a proportionate basis, will be Transferred only, and for all purposes be treated in the same manner as, and be subject to the same options with respect to, the Securities which were split or reclassified or with respect to which a stock dividend was paid or rights to purchase stock on a proportionate basis were granted. In the event of a merger of or exchange involving the Company where this Agreement does not terminate, partnership units, membership units, shares of common stock or similar equity interests (and/or securities convertible into such units, shares or similar equity interests) that are issued in exchange for Securities will thereafter be deemed to be Securities subject to the terms of this Agreement.

ARTICLE 3

COVENANTS AND CONDITIONS

3.1     Restrictions on Transfers; General Right of First Refusal.

(a)     Subject to Section 3.1(c) and (d), no Restricted Stockholder may Transfer any Securities or any interest in all or any part of any of the Securities owned by such Restricted Stockholder, unless such Transfer is (x) approved in advance by a Supermajority of the Board, and (y) made in accordance with the following procedures:

(i)     If any Restricted Stockholder desires to Transfer Securities in a bona fide arm’s length transaction to any Person (a “Transferring Stockholder”), then such Transferring Stockholder shall deliver written notice of such proposed Transfer to the Company and GPP. Such written notice (the “Transfer Notice”) shall set forth, in reasonable detail, the terms and conditions of such proposed Transfer, including the name of the prospective purchaser (including all parties that directly or indirectly hold interests in the prospective purchaser), the payment terms, the type of disposition, the number and type of Securities proposed to be Transferred (“Offered Securities”), the proposed purchase price for the Offered Securities on a per share basis (the “Offer Price”) and any other information reasonably requested by a Supermajority of the Board with respect to such proposed Transfer and the prospective purchaser, together with a complete and accurate copy of the prospective purchaser’s written offer to purchase the Offered Securities from the Transferring Stockholder. The Transfer Notice shall further state that first the Company, and then GPP and the other Stockholders may acquire, in accordance with the provisions of this Agreement, the Offered Securities for the price and upon the other terms and conditions set forth in the Offer Notice.

(ii)     For a period of thirty (30) calendar days after receipt of the Transfer Notice (the “Company Option Period”), the Company may elect, by delivery of written notice to the Transferring Stockholder, to purchase all or any portion of the Offered Securities at the Offer Price and on the other terms and conditions set forth in the Offer Notice.

(iii)     If the Company does not elect to purchase all of the Offered Securities pursuant to clause (ii) above, then, promptly after the expiration of the Company Option Period, the Company shall notify each of the other Stockholders (other than the Transferring Stockholder and any Management Holders that are no longer employed or engaged by the Company or any of its Subsidiaries) (the “Eligible Stockholders”) of the number of Offered Securities, if any, which the Company has not elected to purchase (the “Subsequent Offer Notice”). For a period of fifteen (15) calendar days after the expiration of the Company Option Period (the “Subsequent Option Period”), each Eligible Stockholder may elect, by giving written notice as described below, to purchase up to that number of remaining Offered Securities as shall be equal to the product obtained by multiplying (A) the total number of remaining Offered Securities by (B) a fraction, the numerator of which is the total number of shares of Common Stock on a Fully-Diluted Basis owned by such Eligible Stockholder on the date of the Subsequent Offer Notice and the denominator of which is the total number of shares of Common Stock on a Fully-Diluted Basis then held by all of the Eligible Stockholders on the date of the Subsequent Offer Notice, subject to increase as hereinafter provided. The number of shares that each Eligible Stockholder is entitled to purchase under this Section 3.1(a) shall be referred to as a “ROFR Allocation.” If any Eligible Stockholder does not elect to purchase the full amount of its ROFR Allocation, then all Eligible Stockholders who so elect shall have the right to purchase such remaining Offered Securities, and if more than one Eligible Stockholders so elect, the right to purchase such remaining Offered Securities shall be allocated among such Eligible Stockholders on a pro-rata basis (based on the number of shares of Common Stock on a Fully-Diluted Basis then owned by such Eligible Stockholders). In order to exercise its right to purchase its ROFR Allocation of any Offered Securities not purchased by Eligible Stockholders, an Eligible Stockholder must give written notice to the Company, GPP and the Transferring Stockholder within fifteen (15) calendar days after receipt of the Subsequent Offer Notice, which notice shall indicate whether or not the Eligible Stockholder is exercising its right to purchase its ROFR Allocation of the Offered Securities and, if applicable, whether such Eligible Stockholder is electing to purchase any additional Offered Securities in the event fewer than all of the Eligible Stockholders elect to purchase their ROFR Allocations (in which case the notice shall also state the maximum number of shares of additional Offered Securities which such Eligible Stockholder is willing to purchase).

(iv)     The closing of the purchase of any Offered Securities pursuant to Sections 3.1(a)(ii) or 3.1(a)(iii) shall take place at the principal office of the Company as soon as practical after the delivery of all applicable election notices, but in no event later than the 40th calendar day after the expiration of the Company Option Period. At such closing, each purchaser of Offered Securities shall deliver to the Transferring Stockholder the Offer Price, on the same terms and conditions as set forth in the Transfer Notice, payable in respect of the Offered Securities in exchange for certificates duly endorsed representing the Offered Securities being acquired by such purchaser, together with stock powers, free and clear of all claims, liens and other encumbrances. All of the foregoing deliveries will be deemed to be made simultaneously and none shall be deemed completed until all have been completed.

(v)     If all of the Offered Securities are not purchased by the Company and the Eligible Stockholders pursuant to Section 3.1(a)(iv), then the Transferring Stockholder may Transfer all (but not less than all) of the remaining Offered Securities to the prospective purchaser identified in the Transfer Notice, but only in accordance with Section 3.1(b) and in accordance with the terms (including the purchase price) set forth in the Transfer Notice, within three months after expiration of the Subsequent Option Period. Any of such Offered Securities that have not been Transferred by the Transferring Stockholder in such three month period shall again be subject to the restrictions set forth in this Section 3.1 and must be reoffered to the Company, GPP and the other Stockholders pursuant to this Section 3.1(a) before any subsequent Transfer.

(b)     Any Securities transferred pursuant to this Section 3.1, including to a Permitted Transferee, shall remain subject to the Transfer restrictions of this Agreement, and each purchaser of Offered Securities (other than the Company) who is not a party to this Agreement shall (i) execute and deliver to the Company a Joinder Agreement in substantially the form attached hereto as Exhibit A, (ii) in the event such purchaser is a Management Holder, within thirty (30) days after the date of such purchase, make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code of 1986, as it may be amended from time to time, and the regulations promulgated thereunder (the “Code”), in the form of Exhibit C attached hereto and (iii) take such other actions and execute such other documents as the Company reasonably requests. The Transferring Stockholder shall pay all expenses incurred by the Company in connection with a Transfer pursuant to this Section 3.1.

(c)     The provisions of Section 3.1(a) and Section 3.9 shall not apply to a Transfer of Securities which is (i) a Permitted Transfer, (ii) a Transfer pursuant to Section 3.2(a) (provided that a Transfer by a Restricted Stockholder that is the Initiating Stockholder shall be subject to the provisions of Section 3.1(a)), (iii) a Transfer pursuant to Section 3.2(b), (iv) a Transfer made pursuant to or after a Public Offering, (v) a Transfer by a GPP Holder or (vi) a Transfer by a Management Holder to another Management Holder, if such Transfer is approved by the Board and GPP.

(d)     Notwithstanding anything to the contrary contained in this Agreement, (i) in no event shall any Restricted Stockholder transfer any interest in any Securities to a competitor of the Company or any of its Subsidiaries, unless such Transfer is pursuant to a Sale Request, (ii) a Transfer of Securities will not be valid or of any force or effect if such Transfer would result in a violation or breach of any applicable Federal or state securities law or any agreement to which the Company or any Subsidiary is a party, (iii) the purchase price specified in any Transfer Notice must be payable solely in cash at the closing of the transaction or in installments over time not to exceed two (2) years, (iv) no Permitted Transfer shall be effective unless and until (A) the transferee of the Securities so Transferred, if such transferee is not a party to this Agreement, executes and delivers to the Company a Joinder Agreement in substantially the form attached hereto as Exhibit A, and (B) the transferee of the Securities so Transferred, if such transferee is a Management Holder, within thirty (30) days after the date of such Transfer, makes an effective election with the Internal Revenue Service under Section 83(b) of the Code in the form of Exhibit C attached hereto, and (v) no Restricted Stockholder shall avoid the provisions of this Agreement by making one or more Transfers to one or more Permitted Transferees and then disposing of all or any portion of such party’s interest in any such Permitted Transferee. In addition, each Restricted Stockholder that is an entity agrees that (x) certificates for shares of its common stock or other instruments reflecting equity interests in such entity (and the certificates for shares of common stock or other equity or ownership interests in any similar entities controlling such entity) will note the restrictions contained in this Agreement on the restrictions on Transfer as if such common stock or other equity or ownership interests were Securities, (y) no shares of such common stock or other equity or ownership interests may be issued or Transferred to any Person other than in accordance with the terms and provisions of this Agreement as if such common stock or other equity or ownership interests were Securities and (z) any Transfer of such common stock or other equity or ownership interests shall be deemed to be a Transfer of a pro-rata number of Securities hereunder subject to the restrictions herein.

3.2     Tag Along and Drag Along.

(a)     Tag Along. Subject to Section 3.2(a)(vi), no Stockholder shall Transfer Securities owned by such Stockholder to any Person without complying with the terms and conditions set forth in this Section 3.2(a); provided, that a Stockholder may be an Initiating Stockholder (defined below) under this Section 3.2(a) only if such Transfer is permitted under Section 3.1 and only after such Stockholder has fully complied with any applicable requirements of Section 3.1.

(i)     If any Stockholder (the “Initiating Stockholder”) desires to Transfer Securities to any Person, then such Initiating Stockholder shall deliver written notice of such proposed Transfer (the “Participation Sale”) to each other Stockholder (“Participating Offeree”) and to the Company. Such written notice (the “Participation Notice”) shall be delivered not less than ten (10) calendar days prior to such proposed Transfer and shall set forth, in reasonable detail, the terms and conditions of such proposed Transfer, including the name of the prospective purchaser, the payment terms, the type of disposition, the number and type of Securities proposed to be Transferred (the “Participation Securities”), and the proposed purchase price for the Participation Securities on a per share basis (the “Participation Price”), together with a complete and accurate copy of the prospective purchaser’s written offer to purchase the Participation Securities from the Initiating Stockholder. Within ten (10) calendar days following the delivery of the Participation Notice by the Initiating Stockholder to each Participating Offeree and to the Company, each Participating Offeree may elect, by delivery of written notice to the Initiating Stockholder and to the Company, to Transfer to the purchaser in such Participation Sale up to that number of Securities owned by such Participating Offeree as shall be equal to the product obtained by multiplying (A) the number of Participation Securities by (B) a fraction, the numerator of which is the total number of shares of Common Stock on a Fully-Diluted Basis owned by such Participating Offeree on the date of such Participation Notice and the denominator of which is the total number of shares of Common Stock on a Fully-Diluted Basis then held by all of the Stockholders on the date of such Participation Notice. If any Participating Offeree fails to deliver such written notice to the Initiating Stockholder and the Company within such ten (10) calendar day period, then such Participating Offeree shall no longer have any right to Transfer Securities pursuant to this Section 3.2(a) in such Participation Sale.

(ii)     If the Participation Securities consist of more than one series or class or type of Securities and if a Participating Offeree exercises rights pursuant to this Section 3.2(a), then such Participating Offeree shall be required as a condition of such exercise (and shall be entitled) to Transfer the same proportionate amount of the series or class or type of Securities that the Initiating Stockholder Transfers to the purchaser in connection with such Participation Sale; provided, that this sentence shall not apply to the extent that such Participating Offeree does not then own such other Securities or securities convertible or exchangeable into such other Securities. If the purchaser of any Participation Securities refuses to buy any of the Securities which any Participating Offeree has validly elected to include in the Participation Sale pursuant to this Section 3.2(a), then the Initiating Stockholder may not Transfer any of its Securities to such purchaser unless the Initiating Stockholder purchases from such Participating Offeree the number of Securities that such Participating Offeree would be entitled to Transfer pursuant to this Section 3.2(a) for the consideration the Participating Offeree would have received pursuant to this Section 3.2(a).

(iii)     The Participating Offerees that have validly elected to participate in the Participation Sale shall receive, upon the consummation of such Participation Sale, the same form and amount of consideration on a per share basis, or if any such Participating Offerees are given an option as to the form and amount of consideration to be received, all such Participating Offerees must be given substantially the same option. Notwithstanding the foregoing, if a Participating Offeree elects to offer for sale Securities in the Participation Sale that are of a different type, class or series than the Participation Securities or the Participation Securities consist of more than one series, class or type of Securities and a Participating Offeree does not then own some or all of such series, classes or types of Securities (or Securities convertible or exchangeable into such series, class or type of Securities) and elects to offer for sale another series, class or type of Securities in place thereof, then all proceeds payable by the transferee(s) to holders of Securities on account of their Securities upon consummation of the Transfer of such Securities to the transferee(s) shall be paid to the Company and shall be allocated by the Company among and paid to the holders of such Securities based upon the amount that such holders would have received pursuant to the Company’s certificate of incorporation, assuming that such proceeds were distributed in a liquidation of the Company and the Securities Transferred in the Participation Sale were the only Securities outstanding.

(iv)     At the closing of any Participation Sale, the Initiating Stockholder, together with all Participating Offerees validly electing to participate in such Participation Sale pursuant to this Section 3.2(a), shall deliver to the proposed transferee certificates evidencing the Securities to be sold, free and clear of all claims, liens and encumbrances, together with stock powers duly endorsed. To the extent any Participating Offeree does not comply with this Section 3.2(a)(iv) or Section 3.2(a)(v), such Participating Offeree shall not be entitled to participate in such Participation Sale and the Initiating Stockholders shall be entitled to sell an additional number of Securities equal to the Securities that otherwise would have been sold by such Participating Offeree.

(v)     As a condition to the effective exercise of its rights under this Section 3.2(a) each Participating Offeree validly electing to participate in the Participation Sale shall (A) be required to make such representations, warranties and covenants and agree to provide such indemnification as the Initiating Stockholder agrees to make or provide in connection with such Participation Sale, (B) pay such Stockholder’s pro-rata share of the costs and expenses incurred in connection with such Participation Sale to the extent such costs and expenses are incurred for the benefit of the Stockholders participating in such Participation Sale and are not otherwise paid by the Company (it being agreed that costs incurred by each Participating Offeree on its own behalf will not be considered costs of such Participation Sale), and (C) take such other actions and execute such documents as the Company or the Initiating Stockholder may reasonably request.

(vi)     The provisions of this Section 3.2(a) shall not apply to (A) a Permitted Transfer, (B) a Transfer made pursuant to or after a Public Offering, (C) a Transfer pursuant to Section 3.2(b) or (D) a Transfer by a Management Holder to another Management Holder if such Transfer is approved by a Supermajority of the Board. Any Securities Transferred pursuant to this Section 3.2(a) shall remain subject to the Transfer restrictions of this Agreement, and each purchaser of Securities who is not a party to this Agreement shall (A) execute and deliver to the Company a Joinder Agreement in substantially the form attached hereto as Exhibit A, (B) in the event such purchaser is a Management Holder, within thirty (30) days after the date of such purchase, make an effective election with the Internal Revenue Service under Section 83(b) of the Code in the form of Exhibit C attached hereto and (C) take such other actions and execute such other documents as the Company reasonably requests.

(b)     Drag Along.

(i)     At any time following the earlier to occur of (a) the end of the Initial Two Year Period and (b) the occurrence of a Material Underperformance Event, if GPP or the Board approves a Sale of the Company (an “Approved Sale”), then GPP or the Company may give written notice to the Stockholders of the Approved Sale, which notice shall be delivered at least five (5) Business Days prior to the Approved Sale and shall include the material terms of the Approved Sale (the “Sale Request”). Each Stockholder agrees not to directly or indirectly, without the prior written consent of the Company, disclose to any other Person any information related to the Sale Request or the Approved Sale, other than disclosures to legal counsel in confidence or as otherwise required by law. In connection with the Approved Sale, (A) each Stockholder shall be obligated to and agrees that, in such Stockholder’s capacity as a stockholder of the Company, such Stockholder will vote, or grant proxies relating to such shares to vote, all of such Stockholder’s Securities in favor of, consent to, raise no objections to, and waive any dissenters, appraisal or similar rights with respect to, the Approved Sale and will not exercise any right to dissent or seek appraisal rights in respect of the Approved Sale, (B) each Stockholder shall take all actions which the Board or GPP deems necessary or advisable in the sole judgment of GPP or the Board in connection with the consummation of the Approved Sale, including executing, delivering and agreeing to be bound by the terms of any agreement related to the Approved Sale and any other agreement, instrument or certificates necessary to effectuate the Approved Sale, and including appointing a representative to administer the transactions on behalf of all of the Stockholders, (C) if the Approved Sale is structured as a Transfer of Securities, each Stockholder will agree to Transfer its Securities and shall deliver at the closing of the Approved Sale its Securities, including certificates relating thereto, free and clear of all claims, liens and encumbrances, on the terms and conditions as approved by the Board or GPP (it being understood and agreed that each Stockholder will only be obligated to Transfer the same percentage of its Common Stock on a Fully-Diluted Basis as the percentage of Common Stock on a Fully-Diluted Basis proposed to be Transferred in the Approved Sale), and (D) each Stockholder shall pay such Stockholder’s pro-rata share of the costs and expenses incurred in connection with the Approved Sale to the extent such costs and expenses are incurred for the benefit of the Stockholders and are not otherwise paid by the Company. Costs incurred by any Stockholder on its own behalf will not be considered costs of the Approved Sale. Without limiting the foregoing, each Stockholder agrees that, in connection with the Approved Sale, such Stockholder will (A) make such representations, warranties and covenants as GPP agrees to make or provide, and (B) agree to provide severally (not jointly) and on a pro rata basis (based upon the consideration to be received by such Stockholder in connection with such Approved Sale) such indemnification, purchase price adjustments and holdbacks as GPP agrees to provide (provided that each Stockholder shall be responsible for all obligations that relate specifically to such Stockholder such as indemnification with respect to representations and warranties given by a Stockholder regarding such Stockholder’s title to and ownership of Securities).

(ii)     Notwithstanding the foregoing, if one of the terms or conditions of such Approved Sale requires any Management Holder to agree to be bound by customary restrictive covenants, including confidentiality, non-competition, and non-solicitation covenants, then each Management Holder hereby agrees, that to the extent required by a buyer in connection with an Approved Sale, such Management Holder will agree to be bound by such customary restrictive covenants.

(iii)     In the event that GPP or the Company provides notice to Orgenesis that either GPP or the Board is considering exercising its drag along rights described in Section 3.2(b)(i) or the Company provides notice to Orgenesis that the Board has determined that the Company will begin committing significant time and resources in pursuit of exploring a potential Sale of the Company, Orgenesis shall, within thirty (30) days, provide written notice to the Company and the Board indicating whether or not Orgenesis would like to be a potential acquiror of the Company. If Orgenesis does not provide such notice within such thirty (30) day period, Orgenesis shall be deemed to have elected that it would not like to be a potential acquiror of the Company. After such thirty (30) day period, the Board shall form a committee of Directors (which will include the Industry Expert Director) that will be responsible for managing the process in connection with such Sale of the Company transaction and, notwithstanding anything in this Agreement to the contrary, (A) if Orgenesis has not elected to be a potential acquiror in such a Sale of the Company transaction, Orgenesis shall have the ability to appoint one (1) member of such committee, or (B) if Orgenesis has elected to be a potential acquiror in such a Sale of the Company transaction, an Orgenesis Director shall not be appointed to such committee, Orgenesis shall recuse itself and all Orgenesis Directors from such committee and Orgenesis may be a participant in the process in connection with such Sale of the Company transaction in a manner similar to other potential third party aquirors. The goal of any process in connection with a Sale of the Company is anticipated to be consummating a Sale of the Company on arm’s length terms and with respect to any such Sale of the Company, the Company shall obtain a fairness opinion from one of the top ten (10) United States independent third party accounting firms selected by GPP in its sole discretion; provided, however, that if such accounting firms do not provide such fairness opinions in the ordinary course of their business as of the time such fairness opinion is to be requested, then the Company shall obtain a fairness opinion from a reputable, independent third party entity that provides such opinions as chosen by GPP in its sole discretion.

(iv)     In the event that GPP Holders do not own at least 189,000 Securities, then GPP shall no longer be able to exercise its drag along rights set forth in this Section 3.2(b).

(v)     The Parties hereby agree that the Stockholders shall not, and cannot, complete an Approved Sale pursuant to this Section 3.2 unless the obligations set forth in Section 5.9 of this Agreement have been satisfied.

3.3     Rights to Purchase. Each Stockholder acknowledges that, (x) subject to Section 3.5, the Company shall have the absolute right, in its sole discretion, to raise capital from all sources and in all manners available to it, including, but not limited to, the incurrence of debt in any form. Nothing herein shall be deemed to derogate from Orgenesis’ ability to grant one or more Orgenesis Loans to the Company subject to Section 3.5 below; provided that each Stockholder shall have a right to participate in its Pro-Rata Portion of such Orgenesis Loan in accordance with this Section 3.3.

(a)     Purchase Right. If the Company authorizes the issuance and sale of any Securities, other than pursuant to a Permitted Issuance (“New Securities”), then each Stockholder who is an accredited investor (as defined in Rule 501 promulgated under the 1933 Act), other than Management Holders that are no longer employed or engaged by the Company or any of its Subsidiaries, will have the right to purchase a pro-rata portion of such New Securities (the “Pro-Rata Portion”). A Stockholder’s Pro-Rata Portion, for purposes of this Section 3.3, is the ratio that results from (i) the number of shares of Common Stock on a Fully-Diluted Basis which such Stockholder then owns divided by (ii) total number of shares of Common Stock on a Fully-Diluted Basis then held by all of the Stockholders that are accredited investors, subject to increase pursuant to Section 3.3(b).

(b)     Right of Over-Allotment. Each of the Stockholders who has a purchase right under Section 3.3(a) and who elected to purchase the full amount of their Pro-Rata Portion of the New Securities pursuant to Section 3.3(a) (a “Fully Participating Stockholder”), may after five (5), but within ten (10), calendar days from the date such non-purchasing Stockholder fails to exercise its rights to purchase its Pro-Rata Portion under Section 3.3(a), elect to purchase the remaining Pro-Rata Portion. If more than one Fully Participating Stockholder elects to purchase the remaining Pro-Rata Portion, then the right to purchase such remaining Pro-Rata Portion shall be allocated among such Fully Participating Stockholders (based on the number of shares of Common Stock on a Fully-Diluted Basis then owned by such Fully Participating Stockholders).

(c)     Notice from the Company. Subject to Section 3.3(d), if the Company proposes to undertake an issuance of New Securities, then the Company shall give each Stockholder who has a purchase right under Section 3.3(a) written notice of such proposal, describing in reasonable detail the type of New Securities, the price and the terms upon which the Company proposes to issue the New Securities and the terms thereof if other than Common Stock. For a period of fifteen (15) calendar days following the mailing of such notice by the Company, each Stockholder may elect to purchase up to its Pro-Rata Portion of such New Securities (and, if applicable, pursuant to Section 3.3(b) any Pro-Rata Portion of the New Securities not purchased by other Stockholders) prior to such issuance. The Stockholder may exercise such elections by giving written notice to the Company within such fifteen (15) calendar day period stating therein whether the Stockholder is electing to purchase all or part of its Pro-Rata Portion and, if applicable, the maximum number of additional New Securities it is electing to purchase pursuant to Section 3.3(b).

(d)     Notice After Sale. Notwithstanding anything in this Agreement to the contrary, with the prior approval of the Board, the Company may in its sole discretion issue New Securities prior to providing the Stockholders with notice and the opportunity to purchase New Securities as set forth in Section 3.3(c) above, so long as the Company provides to the Stockholders that have a purchase right under Section 3.3(a) such notice and opportunity to purchase within 90 calendar days after the issuance of such New Securities. For a period of fifteen (15) calendar days following the mailing of such notice by the Company, each Stockholder that has a purchase right under Section 3.3(a) may elect to purchase up to that number of New Securities that would, if purchased by such Stockholder, maintain such Stockholder’s ownership percentage of the Common Stock on a Fully-Diluted Basis at the same level as such Stockholder owned prior to such sale of New Securities. Each Stockholder may exercise such election by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

(e)     Sale by the Company. In the event any Stockholder who has a purchase right under Section 3.3(a) fails to exercise in full such Stockholder’s purchase right within the fifteen (15) calendar day period provided in Section 3.3(c) and after the expiration of the ten (10) calendar day period for the exercise of the over-allotment in Section 3.3(b), the Company shall have ninety (90) calendar days thereafter to sell the New Securities with respect to which the purchase right was not exercised, at a price and upon terms not materially more favorable to the purchasers thereof than specified in the Company’s notice given pursuant to Section 3.3(c).

(f)     Closing. The Closing for any such issuance shall take place as proposed by the Company with respect to the New Securities to be issued, at which Closing the Company shall deliver certificates for the New Securities in the respective names of the purchasing Stockholders against receipt of the consideration therefor.

3.4     Board Composition.

(a)     The Company and each Stockholder agree to take all actions (including but not limited to each Stockholder voting, or executing written consents with respect to, all Securities owned by such Stockholder or over which such Stockholder exercises voting control), that are necessary or desirable (whether in its, his or her capacity as a stockholder, director, member of a board committee, officer or otherwise including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents) to cause:

(i)     so long as GPP Holders own at least 283,500 Securities (the “First GPP Minimum Ownership Level”), the election to the Board of up to three (3) individuals designated from time to time by GPP (the “GPP Directors”); provided, that if the GPP Holders do not own the First GPP Minimum Ownership Level but own at least 189,000 Securities (the “Second GPP Minimum Ownership Level”), then GPP shall only be entitled to designate a total of two (2) GPP Directors; provided further, that if the GPP Holders do not own the Second GPP Minimum Ownership Level, then GPP shall only be entitled to designate a total of one (1) GPP Director;

(ii)     so long as Orgenesis owns at least 466,500 Securities (the “First Orgenesis Minimum Ownership Level”), then, subject to Section 3.5 and clause (b) below, the election to the Board of four (4) individuals designated from time to time by Orgenesis (the “Orgenesis Directors”), one (1) of which will be an expert in the industry in which the Company and its Subsidiaries operate and who is not an employee of Orgenesis or any of its Subsidiaries (the “Industry Expert Director”, which for the avoidance of doubt shall be considered one of the Orgenesis Directors); provided, that if Orgenesis does not own the First Orgenesis Minimum Ownership Level but owns at least 311,000 Securities (the “Second Orgenesis Minimum Ownership Level”), then, subject to Section 3.5 and clause (b) below, Orgenesis shall only be entitled to designate a total of three (3) Orgenesis Directors, one (1) of which will be the Industry Expert Director; provided further, that if Orgenesis does not own the Second Orgenesis Minimum Ownership Level, then Orgenesis shall only be entitled to designate a total of one (1) Orgenesis Director;

(iii)     the removal from the Board, with or without cause, of any GPP Director at the written request of GPP, but only upon such written request and under no other circumstances;

(iv)     subject to Section 3.5 and clause (b) below, the removal from the Board, with or without cause, of any Orgenesis Director at the written request of Orgenesis, but only upon such written request and under no other circumstances;

(v)     if any GPP Director resigns, or for any other reason ceases to serve as a member of the Board during his or her term of office, then so long as the GPP Holders own the First GPP Minimum Ownership Level or the Second GPP Minimum Ownership Level, as applicable, the filling of the resulting vacancy on the Board by a representative designated by GPP; and

(vi)     if any Orgenesis Director resigns, or for any other reason ceases to serve as a member of the Board during his or her term of office, then so long as Orgenesis owns the First Orgenesis Minimum Ownership Level or the Second Orgenesis Minimum Ownership Level, as applicable, and subject to Section 3.5 and clause (b) below, the filling of the resulting vacancy on the Board by a representative designated by Orgenesis.

(b)     the initial GPP Directors shall be Noah Rhodes, Jeffrey R. Jay, and Stephen Weaver and the initial Orgenesis Directors shall be Vered Caplan, Mark Cohen, Rosemary Mazanet and Darren Head all of which shall be appointed for an initial term of two (2) years. During the Initial Two Year Period, unless otherwise agreed to in writing by GPP and Orgenesis, Darren Head shall be designated as the Industry Expert Director.

(c)     If the GPP Holders fail to own the First GPP Minimum Ownership Level or the Second GPP Minimum Ownership Level, then so long as Orgenesis owns the First Orgenesis Minimum Ownership Level, Orgenesis shall be entitled to fill any director position that GPP no longer has the right to fill. If Orgenesis fails to own the First Orgenesis Minimum Ownership Level or the Second Orgenesis Minimum Ownership Level, then so long as the GPP Holders own the First GPP Minimum Ownership Level, GPP shall be entitled to fill any director position that Orgenesis no longer has the right to fill. In all other cases if either the GPP Holders or Orgenesis are no longer entitled to appoint a director or directors as a result of failing to own an applicable “Minimum Ownership Level” then the size of the board shall be reduced by the number of directors that such Party no longer has the right to appoint. If any Person entitled to appoint a member of the Board as described above fails to appoint such member, then any member of the Board who would otherwise have been designated in accordance with the terms of this Section 3.4 shall instead be elected pursuant to the Company’s Certificate of Incorporation and the bylaws of the Company (the “Bylaws”).

(d)     If a Stockholder fails to perform its obligations under this Section 3.4, then such Stockholder hereby grants to the Company its proxy to vote such Stockholder’s Securities in accordance with this Section 3.4.

(e)     At least one (1) GPP Director and one (1) Orgenesis Director will be appointed to serve on (i) each committee of the Board and (ii) each board of directors, board of managers or similar governing body (and each committee thereof) of any Subsidiary of the Company. The Board shall use commercially reasonable efforts to meet at least quarterly. The Company shall purchase D&O insurance in form and substance customary for entities in the industry in which the Company and its Subsidiaries operate and otherwise reasonably satisfactory to GPP and Orgenesis assuming such insurance is available on customary and commercial terms and pricing. Board members will be reimbursed by the Company for reasonable out of pocket travel and other expenses related to attending meetings of the Board.

(f)     Notwithstanding any other term of this Agreement, (i) at any time after either (x) a PCE described in clause (iv) of the definition of PCE has occurred, or (y) the end of the Initial Two Year Period if any other Material Underperformance Event has occurred, GPP shall have the right to increase the number of directors that constitute the whole Board and the right to the elect to the Board a number of individuals designated from time to time by GPP that constitute at least a majority of the total number of directors on the Board and (ii) the Company and each Stockholder agree to take all action necessary or desirable to effectuate the foregoing clause (i). In the event GPP exercises its rights pursuant to this Section 3.4(f), Orgenesis shall have the approval rights as provided to GPP in Section 3.5(a) (but only with respect to a liquidation, dissolution and winding-up and only if such liquidation, dissolution or winding-up is not related to, or following, any Deemed Liquidation Event (as defined in the Company’s Certificate of Incorporation), Sale of the Company or Approved Sale), Section 3.5(b), Section 3.5(j) (but not in connection with any purchase or redemption contemplated by this Agreement or by the Company’s Certificate of Incorporation), Section 3.5(k), Section 3.5(m) (but not in connection with any Deemed Liquidation Event (as defined in the Company’s Certificate of Incorporation), Sale of the Company or Approved Sale), and Section 3.5(p), provided, however, that (x) any reference to Series A Preferred Stock in Section 3.5(k) shall be deemed to refer to Common Stock with respect to Orgenesis, (y) in Section 3.5(p) the reference to “Orgenesis Entity” shall be deemed to be to “GPP” for purposes of this sentence, and (z) none of the approval rights granted to Orgenesis shall in any way limit, impact or restrict GPP’s rights under Sections 3.2(b), 3.10, 3.11 or 3.12 or under the Company’s Certificate of Incorporation.

(g)     The Stockholders hereby acknowledge and agree that each Orgenesis Director, in determining whether or not to vote in support of or against any particular decision for which the Board’s consent is required, may act in and consider the best interest of Orgenesis and shall not be required to act in or consider the best interests of the other Stockholders or other parties hereto. The Stockholders acknowledge that (i) the Company has engaged and is represented by, and shall continue to engage and be represented by following the date hereof, Pearl Cohen Zedek Latzer Baratz LLP for certain legal services and the Stockholders hereby waive any claims against Mark Cohen in his capacity as an Orgenesis Director that such engagement as counsel to Orgenesis and the Company and as a director constitutes (a) a conflict of interest in respect of his representation and continued representation of the Company, Orgenesis and any of their Subsidiaries and (b) a conflict and/or breach of Mark Cohen’s fiduciary duties to the Company so long as all terms of such engagement are fully disclosed to the Board, and (ii) to the extent that certain Orgenesis Directors are also employees of Orgenesis and engage in activities in the ordinary course of such person’s duties on behalf of Orgenesis, so long as such activities are performed in the ordinary course of business of Orgenesis and would not reasonably be expected to violate the specific terms of this Agreement, the Stockholders hereby waive any claims against such Orgenesis Directors based upon breach of fiduciary duty in relation to such activities.

(h)     The Stockholders hereby acknowledge and agree that each GPP Director, in determining whether or not to vote in support of or against any particular decision for which the Board’s consent is required, may act in and consider the best interest of GPP and shall not be required to act in or consider the best interests of the other Stockholders or other parties hereto.

3.5     GPP Approval Rights. Notwithstanding any other term of this Agreement, neither Company nor any of its Subsidiaries shall, either directly or by amendment, merger, reorganization, consolidation or otherwise, take any of the following actions without the prior written approval of GPP:

(a)     liquidate, dissolve or wind-up the business and affairs of the Company or any of its Subsidiaries, effect any Deemed Liquidation Event (as defined in the Company’s Certificate of Incorporation), or consent to any of the foregoing;

(b)     amend, alter or repeal, or waive or exercise any right under, any provision of the Company’s Certificate of Incorporation or the Bylaws or any provision of any organizational documents of any Subsidiary of the Company (which shall include, without limitation, any limited liability company agreement or operating agreement of any Subsidiary); provided, however, that in the event of a Public Offering, GPP agrees to act in good faith and in a reasonable manner to approve an amendment to the Company’s Certificate of Incorporation in order to increase the authorized shares of Common Stock of the Company in connection with such Public Offering.

(c)     approve or adopt any budget that covers any period following the Initial Two Year Period (any such approved budget being an “Approved Future Budget”);

(d)     modify or amend in any material way the budget that is (i) month-by-month from the date hereof until December 31, 2019 and (ii) quarterly for the period beginning on January 1, 2020 and ending on June 30, 2020, which is attached hereto as Exhibit D (the “Approved Initial Budget”) or any Approved Future Budget;

(e)     incur costs, expenses or expenditures (including capital expenditures) in an aggregate amount that would be in excess of 120% of the amounts set forth in the Approved Initial Budget or any Approved Future Budget on a year to date basis;

(f)     after the Initial Two Year Period, create or issue any shares of stock or other equity, debt or other securities or accept any grants or increase the authorized number of shares of Preferred Stock or increase the authorized number of shares of any additional class or series of shares of stock, or create or authorize any obligation or security convertible into shares of any class or series of stock;

(g)     during the Initial Two Year Period, create or issue any debt, equity or other securities or borrow any funds or accept any grants unless the securities issued or funds borrowed or grants accepted (i) are subordinate to GPP, (ii) not dilutive to GPP in any way, (iii) do not impact any of GPP’s rights under this Agreement or as a holder of Securities in any way, (iv) are without any preferential or approval rights or Board seats (or Board observer or other rights), and (v) if in the form of debt, are non-convertible and unsecured (such that no stock or assets of the Company or any of its Subsidiaries may be pledged or used as collateral) and are consistent with market interest rates;

(h)     permit any Subsidiary to issue any debt or borrow any money, except that intercompany loans by the Company to its Subsidiaries shall be permitted with Board approval; provided, that the aggregate outstanding amount of all such loans at any time shall not exceed $1,000,000;

(i)     issue any debt, equity or other security to, or borrow any money from, or accept any grants from, a competitor of the Company or any of its Subsidiaries;

(j)     purchase or redeem or pay or declare any dividend (or in any way modify any dividend policy) or make any distribution on, any shares of stock, except (i) for dividends payable by Subsidiaries of the Company to the Company and (ii) that during the Initial Two Year Period the Company shall be permitted to declare and pay dividends with Board approval in the event that the Board determines that (A) the Company and its Subsidiaries are generating positive cash flows and are expected to continue to generate positive cash flows for at least the following twelve (12) months, and (B) after giving effect to such dividend, the Company and its Subsidiaries would have cash reserves sufficient to pay all of the Company’s and its Subsidiaries’ current and anticipated obligations and liabilities (including all costs and expenditures (including capital expenditures) related to growth and expansion of the business of the Company and its Subsidiaries);

(k)     amend or modify in any way the terms or the rights, preferences, powers, privileges and restrictions, qualifications and limitations of any Series A Preferred Stock;

(l)     initiate or complete any Sale of the Company or an Approved Sale or any issuance or sale of any ownership or equity interests of any of the Company’s Subsidiaries or take any action which results in all or a material portion of the assets of the Company or any of its Subsidiaries being sold, leased, exchanged or conveyed in a single transaction or a series of related transactions;

(m)     sell, transfer, convey, lease or dispose of, outside the ordinary course of business, any assets or properties of the Company or any of its Subsidiaries, whether now or hereafter acquired, in any transaction or series of related transactions;

(n)     after the Initial Two Year Period, incur any debt, borrow any money or assume or become liable for, directly or indirectly, borrowed money or grant any security in its assets in respect of borrowed money or make, directly or indirectly, loans or advances to, or give security for or guarantee the indebtedness of, or otherwise give financial assistance to, any Person;

(o)     purchase equity interests of any Person or purchase part or all of the assets of a Person outside the ordinary course of business or enter into a partnership, joint venture or any other arrangement for the sharing of profits with any Person other than in connection with research and development collaborations entered into in the ordinary course of business;

(p)     enter into any agreements or other arrangement with, or make or agree to make any loan, advance or other payment to, any Orgenesis Entity or any other Stockholder or any of their Subsidiaries or any director, officer, employee or other affiliate or related party (or any family member or affiliate thereof) of any of the foregoing;

(q)     make payments, contribute capital or issue loans to any Subsidiary of the Company that is not wholly-owned by the Company;

(r)     take any action or omit to take any action that would allow SFPI – FPIM SA to put, transfer or sell its equity interests in MaSTherCell S.A. under that certain Subscription and Shareholders Agreement, dated November 11, 2017, by and among Orgenesis, SFPI – FPIM SA and MaSTherCell S.A.; or

(s)     agree, commit or resolve to take or authorize any of the foregoing actions.

In the event the Company does not have sufficient funds to operate the Business or meet its obligations at any time, and the Board has elected to declare bankruptcy or appoint a receiver rather than raise additional capital by way of new financing (whether by debt, equity or otherwise) to support the Company’s continued operations, the Stockholders agree that Orgenesis, in its sole discretion and without regard to the approval rights provided to GPP in this Section 3.5, may elect to provide such capital to the Company as it deems necessary to conduct its Business and continue its operations, whether such capital is by way of a loan or equity investment.

3.6     Right of Repurchase.

(a)     General. Upon the termination of any Management Holder’s employment or engagement with the Company and its Subsidiaries for any reason (whether by the Management Holder or the Company or one of its Subsidiaries and whether with or without Cause) (a “Termination”) and in the event that an Additional Repurchase Event occurs, the Company, GPP and Orgenesis will have the option to repurchase all or any portion of the Management Holder Securities held by such Management Holder (whether held by the Management Holder or one or more of its, his or her Permitted Transferees) (“Management Holder Securities”) pursuant to the terms and conditions set forth in this Section 3.6.

(b)     Company’s Option. The Company may elect in its sole discretion to purchase all or any portion of the Management Holder Securities by giving written notice to the Management Holder or its, his or her Permitted Transferees either (i) within 90 days following such Termination or (ii) if an Additional Repurchase Event shall occur with respect to a Management Holder, then within 90 days of the Board becoming aware of an Additional Repurchase Event. Such notice will set forth the number and type of Management Holder Securities to be acquired by the Company from such Management Holder, the aggregate consideration to be paid for such Management Holder Securities, and the time and place for the closing of such purchase. If such Management Holder is a member of the Board at the time of such election, then Management Holder will not have the right to vote with respect to such election or any other matter relating to this Section 3.6.

(c)     GPP’s and Orgenesis’s Option. If for any reason the Company does not elect to purchase all of the Management Holder Securities pursuant to Section 3.6(b), then each of GPP and Orgenesis may at any time within 180 days following such Termination or the date on which the Board becomes aware of an Additional Repurchase Event, elect in its sole discretion to purchase its pro-rata portion of the Management Holder Securities which the Company has not elected to purchase (provided, that if either GPP or Orgenesis does not elect to purchase its full pro-rata portion of such Management Holder Securities, then the other party may elect to purchase the remaining amount of the other party’s pro-rata portion of such Management Holder Securities that such other party did not elect to purchase) by giving written notice to the Company and such Management Holder or its, his or her Permitted Transferees. Such notice will set forth the number and type of Management Holder Securities to be acquired by GPP or Orgenesis, as applicable, from such Management Holder, the aggregate consideration to be paid for such Management Holder Securities, and the time and place for the closing of such purchase.

(d)     Purchase Price. Unless otherwise approved by a Supermajority of the Board, the purchase price for the Management Holder Securities (the “Repurchase Price”) will be calculated as follows:

(i)     If a Termination occurs by reason of (A) such Management Holder’s death or Disability or (B) such Management Holder’s retirement at age 65 or older, or (C) termination of such Management Holder’s employment by, or engagement with, the Company or any of its Subsidiaries without Cause or by reason of such Management Holder’s resignation with Good Reason, then the Repurchase Price will be the Fair Market Value of the Management Holder Securities on the date of Termination; or

(ii)     If (A) a Termination occurs by reason of such Management Holder’s termination by the Company or any of its Subsidiaries for Cause or by reason of such Management Holder’s resignation (other than with Good Reason) or (B) upon the determination of a Supermajority of the Board that an Additional Repurchase Event has occurred, then the Repurchase Price will be the lesser of the Original Cost and the Fair Market Value of the Management Holder Securities.

(e)     Repurchase Closing. If the Company, GPP or Orgenesis has elected to purchase any of the Management Holder Securities, then the purchase of such Management Holder Securities pursuant to this Section 3.6 will be completed (the “Repurchase Closing”) at the Company’s principal office, at 10:00 a.m., on the thirtieth (30th) day following the date the Company, GPP or Orgenesis provides notice to the Management Holder that the Company, GPP or Orgenesis, as the case may be, are purchasing any of the Management Holder Securities or on such earlier day as designated by the Company, in its sole discretion, upon not less than ten (10) days prior notice to GPP, Orgenesis and the Management Holder. If such date is not a Business Day, then the Repurchase Closing will occur at the same time and place on the next succeeding Business Day. The Company and/or GPP and/or Orgenesis will pay for the Management Holder Securities, at their respective options, by (a) delivery of a cashier’s check or wire transfer of immediately available funds, or (b) setoff against any and all obligations (to the extent of such obligations) owed to the Company, its Subsidiaries, GPP, Orgenesis or any of their respective Affiliates, as applicable, by Management Holder. The Company and/or GPP and/or Orgenesis may rescind any exercise of their repurchase rights under this Section 3.6 at any time prior to the Repurchase Closing. At the Repurchase Closing, the Management Holder and any Holder shall deliver a certificate or certificates representing the Management Holder Securities to be purchased duly endorsed, or with stock powers duly endorsed, for transfer, and such other documents as the Company, GPP or Orgenesis may reasonably request. The Company, GPP and Orgenesis will be entitled to receive customary representations and warranties regarding matters such as ownership, title and authority to sell from the Holders regarding such sale, and to receive such other evidence, including applicable inheritance and estate tax waivers, as may reasonably be necessary to effect the purchase of the Management Holder Securities to be purchased pursuant to Section 3.6.

(f)     Failure To Deliver Securities. If Management Holder or any other Stockholder whose Management Holder Securities are to be purchased pursuant to this Section 3.6 fails to deliver certificates representing the Management Holder Securities and such other documents as the Company, GPP or Orgenesis may reasonably request on the scheduled closing date of such purchase, then the Company, GPP or Orgenesis may elect to deposit the consideration representing the purchase price of the Management Holder Securities with a third party (which may be the Company’s attorney, a bank or a financial institution), as escrow agent. In the event of the foregoing election: (i) such Management Holder Securities will be deemed for all purposes (including the right to vote and receive payment for dividends) to have been transferred to the Company, GPP or Orgenesis, as applicable; (ii) to the extent that such Management Holder Securities are evidenced by certificates or other instruments, such certificates or other instruments will be deemed canceled and the Company will issue new certificates or other instruments in the name of GPP or Orgenesis, as applicable; (iii) the Company will make an appropriate notation in its stock ledger to reflect the transfer of such Management Holder Securities to the Company, GPP or Orgenesis, as applicable; and (iv) the Person obligated to sell such Management Holder Securities will merely be a creditor with respect to such Management Holder Securities, with the right only to receive payment of the purchase price, without interest, from the deposited funds. If, prior to the third anniversary of the scheduled closing date as determined pursuant to this Section 3.6, the proceeds of sale have not been claimed by such Management Holder or other seller of the Management Holder Securities, then the deposited funds (and any interest earned thereon) will be returned to the Person originally depositing the same, and the transferors whose Management Holder Securities were so purchased will look solely to the purchasers thereof for payment of the purchase price, without interest. The escrow agent will not be liable for any action or inaction taken by it in good faith.

3.7     Irrevocable Proxy. Each Stockholder hereby constitutes and appoints GPP with full power of substitution, as the proxy of the Stockholder with respect to the election of persons as members of the Board in accordance with Section 3.4 hereof and votes regarding any Sale of the Company pursuant to Section 3.2 hereof, and hereby authorizes GPP to represent and to vote, if and only if the party (i) fails to vote or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such party’s Securities in favor of the election of persons as members of the Board determined pursuant to and in accordance with the terms and provisions of this Agreement or the approval of any Sale of the Company pursuant to and in accordance with the terms and provisions of Sections 3.4 or 3.2, respectively, of this Agreement. The proxy granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires. Each Stockholder hereby revokes any and all previous proxies with respect to the Securities and shall not hereafter, unless and until this Agreement terminates or expires, purport to grant any other proxy or power of attorney with respect to any of the Securities, deposit any of the Securities into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any Person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Securities, in each case, with respect to any of the matters set forth in this Agreement.

3.8     Information Rights.

(a)     The Company shall deliver to GPP and Orgenesis:

(i)     within ninety (90) days after the end of each fiscal year of the Company, unaudited copies (unless audited copies are available) of a balance sheet as of the end of such year, statements of income and of cash flows for such year, and a statement of stockholders’ equity as of the end of such year, all prepared in accordance with GAAP;

(ii)     within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may be subject to normal year-end audit adjustments and not contain all notes thereto that may be required in accordance with GAAP);

(iii)     beginning with the month ended October 31, 2018, within fifteen (15) days of the end of each month, an unaudited income statement for such month, and an unaudited balance sheet as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may be subject to normal year-end audit adjustments and not contain all notes thereto that may be required in accordance with GAAP);

(iv)     with respect to the financial statements called for in Section 3.8(a)(i), Section 3.8(a)(ii) and Section 3.8(a)(iii) an instrument executed by the chief financial officer or the chief executive officer of the Company certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods and fairly present the financial condition of the Company and its Subsidiaries and their results of operation for the periods specified therein; and

(v)     such other information relating to the financial condition, business, prospects, or corporate affairs of the Company and its Subsidiaries as GPP may from time to time reasonably request.

If, for any period, the Company has any Subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the forgoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated Subsidiaries.

(b)     The Company shall permit GPP to visit and inspect the Company’s and any of its Subsidiaries’ properties; examine their books of account and records; and discuss the Company’s and any of its Subsidiaries’ affairs, finances, and accounts with their officers, during normal business hours of the Company and its Subsidiaries as may be reasonably requested by GPP.

3.9     Orgenesis Right of First Refusal.

(i)     Subject to Section 3.1(c), if during the Initial Two Year Period GPP desires to Transfer Securities to any Person, then GPP shall deliver written notice of such proposed Transfer to the Company and Orgenesis. Such written notice (the “GPP Transfer Notice”) shall set forth, in reasonable detail, the terms and conditions of such proposed GPP Transfer, including the name of the prospective purchaser (including all parties that directly or indirectly hold interests in the prospective purchaser), the payment terms, the type of disposition, the number and type of Securities proposed to be Transferred (“GPP Offered Securities”), the proposed purchase price for the GPP Offered Securities on a per share basis (the “GPP Offer Price”) and any other information reasonably requested by the Company or Orgenesis with respect to such proposed GPP Transfer and the prospective purchaser, together with a complete and accurate copy of the prospective purchaser’s written offer to purchase the GPP Offered Securities from GPP. The GPP Transfer Notice shall further state that Orgenesis may acquire, in accordance with the provisions of this Agreement, the GPP Offered Securities for the price and upon the other terms and conditions set forth in the GPP Transfer Notice.

(ii)     For a period of thirty (30) calendar days after receipt of the GPP Transfer Notice (the “Orgenesis Option Period”), Orgenesis may elect, by giving written notice to GPP, to purchase all or any portion of the GPP Offered Securities at the GPP Offer Price and on the other terms and conditions set forth in the GPP Transfer Notice.

(iii)     The closing of the purchase of any GPP Offered Securities pursuant to Section 3.9(ii) shall take place at the principal office of the Company as soon as practical after the delivery of all applicable election notices, but in no event later than the 30th calendar day after the expiration of the Orgenesis Option Period. At such closing, Orgenesis shall deliver to GPP the GPP Offer Price, on the same terms and conditions as set forth in the GPP Transfer Notice, payable in respect of the GPP Offered Securities in exchange for certificates duly endorsed representing the GPP Offered Securities being acquired by such purchaser, together with stock powers, free and clear of all claims, liens and other encumbrances. All of the foregoing deliveries will be deemed to be made simultaneously and none shall be deemed completed until all have been completed.

(iv)     If all of the GPP Offered Securities are not purchased by Orgenesis pursuant to Section 3.9(iii), then GPP may Transfer all (but not less than all) of the remaining GPP Offered Securities to the prospective purchaser identified in the GPP Transfer Notice in accordance with the terms (including the purchase price) set forth in the GPP Transfer Notice, within three (3) months after expiration of the Orgenesis Option Period. Any of such GPP Offered Securities that have not been Transferred by GPP in such three (3) month period shall again be subject to the restrictions set forth in this Section 3.9 and must be reoffered to Orgenesis pursuant to this Section 3.9 before any subsequent Transfer.

(v)     For the avoidance of doubt, the provisions of this Section 3.9 shall not apply (and shall not impact or restrict GPP’s or the Company’s ability to freely exercise its rights) in connection with a Sale of the Company or an Approved Sale that is contemplated pursuant to Section 3.2(b).

(vi)     For the avoidance of doubt, the provisions of this Section 3.9 shall not apply (and shall not impact or restrict any Person’s ability to freely exercise its rights) in connection with a Permitted Transfer.

(vii)     Notwithstanding anything to the contrary contained in this Agreement, only during the Initial Two Year Period and so long as a Material Underperformance Event has not occurred, (i) a Transfer of Securities by GPP pursuant to this Section 3.9 will not be valid or of any force or effect if such Transfer would result in a violation or breach of any applicable Federal or state securities law or any agreement to which the Company or any Subsidiary is a party, (ii) the purchase price specified in any GPP Transfer Notice must be payable solely in cash at the closing of the transaction or in installments over time not to exceed two (2) years, (iii) no Permitted Transfer by GPP shall be effective unless and until the transferee of the Securities so Transferred, if such transferee is not a party to this Agreement, executes and delivers to the Company a Joinder Agreement in substantially the form attached hereto as Exhibit A, and (iv) GPP shall not avoid the provisions of this Agreement by making one or more Transfers to one or more Permitted Transferees and then disposing of all or any portion of such party’s interest in any such Permitted Transferee. In addition, GPP agrees that only during the Initial Two Year Period and so long as a Material Underperformance Event has not occurred (x) certificates for shares of its common stock or other instruments reflecting equity interests in such entity (and the certificates for shares of common stock or other equity or ownership interests in any similar entities controlling such entity) will note the restrictions contained in this Agreement on the restrictions on Transfer as if such common stock or other equity or ownership interests were Securities, (y) no shares of such common stock or other equity or ownership interests may be issued or Transferred to any Person other than in accordance with the terms and provisions of this Agreement as if such common stock or other equity or ownership interests were Securities and (z) any Transfer of such common stock or other equity or ownership interests shall be deemed to be a Transfer of a pro-rata number of Securities hereunder subject to the restrictions herein. GPP shall not Transfer Securities to a direct competitor of the Company (unless otherwise agreed by Orgenesis); provided, that for the avoidance of doubt, this sentence shall not apply (and shall not impact or restrict GPP’s or the Company’s ability to freely exercise its rights) in connection with a Sale of the Company or an Approved Sale that is contemplated pursuant to Section 3.2(b).

3.10     Spin-Off. Following the earlier to occur of (a) a PCE and (b) the end of a Trigger Notice Period, GPP shall have the right to effectuate a spin-off of the Company and its Subsidiaries which, (i) in the event that a PCE has occurred, reflects a fair market valuation of the Company and its Subsidiaries as determined by one of the top ten (10) United States independent third party accounting firms with experience in performing valuation services selected by GPP in its sole discretion; provided, however, that if such accounting firms do not provide such valuation services in the ordinary course of their business as of the time such valuation is to be requested, then such valuation shall be determined by a reputable, independent third party entity that provides such valuation services as selected by GPP in its sole discretion, or (ii) in the event that the Initial Two Year Period has ended and a PCE has not occurred, reflects a fair market valuation of the Company and its Subsidiaries of at least $50,000,000. Orgenesis and the Company shall take all actions necessary or desirable in order to effectuate such spin-off (including preparing and filing a registration statement in compliance with the 1933 Act and the distribution and Transfer of Securities to any Persons).

3.11     Put and Call Rights.

(a)     Upon the occurrence of a PCE, GPP shall have the right to: (i) sell the Securities held by GPP to Orgenesis (or if elected by Orgenesis and only if the Company has the funds readily available that are necessary to consummate such purchase, to the Company) pursuant to Section 3.11(b), after GPP provides at least five (5) Business Days written notice to Orgenesis and the Company of its election to exercise such right (the “Put Notice”), (ii) purchase all of the Securities owned by Orgenesis pursuant to Section 3.11(c), after GPP provides at least five (5) Business Days written notice to Orgenesis of its election to exercise such right (the “Call Notice”), or (iii) take no action. In addition, in the event that the shareholders of Orgenesis fail to duly and validly approve on or before December 31, 2019, the Stockholders’ Agreement Terms in accordance with Nevada law and in a manner that will ensure that GPP is able to exercise its rights under this Agreement without any further action or approval by GPP, Orgenesis, the shareholders of Orgenesis, or any other Person (collectively, “Proper Approval” and the act of providing such Proper Approval shall be referred to as “Properly Approved”), then GPP shall have the right to sell the Securities held by GPP to Orgenesis (or if elected by Orgenesis and only if the Company has the funds readily available that are necessary to consummate such purchase, to the Company) pursuant to Section 3.11(b), after GPP provides a Put Notice of its election to exercise such right. In the event Orgenesis elects that the Company purchase Securities held by GPP pursuant to a Put Notice, Orgenesis shall guarantee all payment obligations of the Company related to such purchase and Orgenesis shall be responsible for all such payment obligations in the event the Company does not promptly and fully satisfy such payment obligations in accordance with Section 3.11(b). For the sake of clarity, the terms “Proper Approval” and “Properly Approved” shall not include any secondary or additional approval that may be required after the Proper Approval has been obtained (and if such Proper Approval has been obtained, any secondary or additional approval that may subsequently be required shall not cause the Stockholders’ Agreement Terms to be deemed not Properly Approved by the shareholders of Orgenesis).

(b)     Put Right Price and Mechanics. The price per share of Series A Preferred Stock at which Orgenesis or the Company shall purchase shares of Series A Preferred Stock from GPP pursuant to a Put Notice (the “Put Price”) shall be equal to the fair market value of the Series A Preferred Stock at the time the Put Notice is issued as determined by one of the top ten (10) United States independent third party accounting firms selected by GPP in its sole discretion; provided, however, that if such accounting firms do not provide such valuation services in the ordinary course of their business as of the time such valuation is to be requested, then the valuation shall be determined by a reputable, independent third party entity that provides such valuation services as chosen by GPP in its sole discretion; provided further, that in no event shall the Put Price be (i) greater than the Series A Original Issue Price (as defined in the Company’s Certificate of Incorporation) applicable to each share of Series A Preferred Stock multiplied by three (3) or (ii) less than the Series A Original Issue Price (as defined in the Company’s Certificate of Incorporation) applicable to each share of Series A Preferred Stock.

(i)     Orgenesis or the Company, as applicable, shall, pursuant to this Section 3.11(b), purchase all shares of Series A Preferred Stock of GPP with a single cash payment within sixty (60) days after the date that the Put Notice is submitted to the Company and Orgenesis (the date of such payment shall be referred to herein as the “Put Date”).

(ii)     If the Put Notice shall have been duly given and, if on the applicable Put Date, the Put Price payable upon sale of the shares of Series A Preferred Stock to be sold on such Put Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefore in a timely manner, then, notwithstanding that the certificates evidencing any of the shares of Series A Preferred Stock subject to the sale shall not have been surrendered, dividends with respect to such shares of Series A Preferred Stock shall cease to accrue in favor of GPP after such Put Date and all rights with respect to such shares shall forthwith after the Put Date terminate with respect to GPP, except only the right of GPP to receive the Put Price without interest upon surrender of GPP’s certificate or certificates therefor.

(c)     Call Purchase Price and Mechanics. The price per share of the Securities that GPP shall purchase from Orgenesis pursuant to Section 3.11(a)(ii) (the “Call Price”) shall be, before adjustment for interest (if any) as described below, an amount equal to the fair market value of such Securities as determined by one of the top ten (10) United States independent third party accounting firms with experience in performing valuation services selected by GPP in its sole discretion; provided, however, that if such accounting firms do not provide such valuation services in the ordinary course of their business as of the time such valuation is to be requested, then the valuation shall be determined by a reputable, independent third party entity that provides such valuation services as chosen by GPP in its sole discretion. In no event shall GPP have the right to issue a Call Notice and purchase the Securities held by Orgenesis or issue a Put Notice and require Orgenesis to purchase the Securities of GPP after the third (3rd) anniversary of the first occurrence of a PCE.

(i)     GPP shall, pursuant to this Section 3.11(c), purchase all Securities of Orgenesis with a single cash payment within sixty (60) days after the date of the Call Notice (the date of such payment shall be referred to herein as the “Call Date”).

(ii)     If the Call Notice shall have been duly given and, if on the applicable Call Date, the Call Price payable upon sale of the Securities to be sold on such Call Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefore in a timely manner, then, notwithstanding that the certificates evidencing any of the Securities so called for sale shall not have been surrendered, dividends with respect to such Securities shall cease to accrue in favor of Orgenesis after such Call Date and all rights with respect to such Securities shall forthwith after the Call Date terminate with respect to Orgenesis, except only the right of Orgenesis to receive the Call Price without interest upon surrender of Orgenesis’ certificate or certificates therefor.

(iii)     GPP shall be permitted to assign its rights under Section 3.11(a)(ii) and Section 3.11(c) to the Company, to an Affiliate or a Permitted Transferee.

3.12     Exchange Right. GPP shall have the right, at its option, to exchange its Series A Preferred Stock for Orgenesis voting common stock (the “Exchange”). GPP may provide written notice to Orgenesis of GPP’s election to exercise such right (the “Exchange Notice”) which shall set forth the number of shares of Series A Preferred Stock to be so exchanged. Within thirty (30) days of Orgenesis’ receipt of the Exchange Notice, Orgenesis shall deliver to GPP a number of shares of Orgenesis common stock equal to the lesser of: (a) (i) the fair market value of the shares of GPP’s Series A Preferred Stock to be exchanged as determined by one of the top ten (10) United States independent third party accounting firms with experience in performing valuation services selected by GPP and Orgenesis; provided, however, that if such accounting firms do not provide such valuation services in the ordinary course of their business as of the time such valuation is to be requested, then the valuation shall be determined by a reputable, independent third party entity that provides such valuation services as chosen by GPP and Orgenesis divided by (ii) the average closing price per share of Orgenesis common stock during the thirty (30) day period ending on the date that GPP provides the Exchange Notice (the “Exchange Price”), and (b) (i) the value of the shares of GPP’s Series A Preferred Stock to be exchanged assuming a value of the Company equal to three and a half (3.5) times the revenue of the Company during the last twelve (12) complete calendar months immediately prior to the Exchange divided by (ii) the Exchange Price; provided, that in no event will (A) the Exchange Price be less than a price per share that would result in Orgenesis having an enterprise value of less than $250,000,000 (which is equivalent to $18.48 per share based on the current outstanding shares of common stock of Orgenesis) and (B) the maximum number of shares of Orgenesis common stock issued pursuant to the Exchange shall not exceed 2,704,247 shares unless Orgenesis obtains shareholder approval for the issuance of such greater amount of shares of Orgenesis common stock in accordance with the rules and regulations of the NASDAQ Stock Market. GPP and Orgenesis shall take all actions necessary or desirable in order to effectuate such Exchange. For the sake of clarity, the Exchange shall not be accompanied by the migration of any rights attached to the Series A Preferred Stock or otherwise included in, or granted to GPP under, this Agreement.

ARTICLE 4

REGISTRATION RIGHTS

4.1     General. For purposes of this Article 4, (a) the terms “register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the 1933 Act and the declaration or ordering of effectiveness of such registration statement, and (b) the term “Holder” means any Stockholder holding Registrable Securities.

4.2     Demand Registrations.

(a)     Subject to Section 4.2(b), if the Company shall receive a written request (specifying that it is being made pursuant to this Section 4.2) from GPP that the Company file a registration statement under the 1933 Act, or a similar document pursuant to any other statute then in effect corresponding to the 1933 Act, covering the registration of at least thirty percent (30%) of the Registrable Securities, then the Company shall (i) if the Company previously completed a Public Offering at least ten (10) days prior to the filing date give written notice to all other Holders of such request in accordance with Section 4.3 and (ii) not later than 90 days after receipt by the Company of a written request for a demand registration pursuant to this Section 4.2 (except that such filing may be coordinated with the close of the fiscal year of the Company), file a registration statement with the SEC relating to such Registrable Securities as to which such request for a demand registration relates and the Company shall use its commercially reasonable efforts to cause all Registrable Securities of the same class that Holders have requested be registered pursuant to Section 4.3, to be registered under the 1933 Act.

(b)     The GPP Holders shall be entitled to request, and the Company shall be obligated to effect for the GPP Holders two (2) registrations of Registrable Securities pursuant to this Section 4.2 on any form other than S-3 and an unlimited number of registrations if the Company is eligible to use Form S-3 for such registration; provided, that GPP may not deliver such request until the later of (a) the end of the Initial Two Year Period and (b) the occurrence of a Material Underperformance Event. Notwithstanding the foregoing, GPP agrees to act in good faith (taking into consideration the current situation of the Company) in exercising its rights under this Section 4.2.

4.3     Piggyback Registration. If, at any time after the Company completes a Public Offering, the Company determines to register any of its Securities for its own account or for the account of others under the 1933 Act in connection with the public offering of such Securities, or if the Company registers any Registrable Securities pursuant to Section 4.2, then the Company shall, at each such time, promptly give each Holder written notice of such determination no later than ten (10) days before its filing with the SEC; provided, that registrations relating solely to Securities to be offered by the Company (or other Person for whose account the registration is made) in connection with any acquisition or stock option or stock purchase or savings plan or any other benefit plan shall not be subject to this Section 4.3. Upon the written request of any Holder received by the Company within ten (10) days after the giving of any such notice by the Company, the Company shall use its commercially reasonable efforts to cause to be registered under the 1933 Act all of the Registrable Securities of such Holder that each Holder has requested be registered. If the underwriters of the proposed sale of Registrable Securities determine that inclusion of all of the Registrable Securities requested to be included in such sale would adversely affect the sale of Securities by the Company, then the Company will include in such registration only the number of Securities which in the opinion of such underwriters and the Company would not adversely affect such sale in the following order:

(a)     first, the Securities of the Company; and

(b)     second, the Registrable Securities requested to be included by the Holders (including the GPP Holders) pro-rata based on the number of Registrable Securities which each of them request be included in such registration.

4.4     Obligations of the Company.

(a)     Whenever required under Sections 4.2 or 4.3 to use its commercially reasonable efforts to effect the registration of any Registrable Securities, the Company shall:

(i)     prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become and remain effective, including, without limitation, filing of post-effective amendments and supplements to any registration statement or prospectus necessary to keep the registration statement current; provided, however, that if such registration statement does not become effective, then any demand registration pursuant to Section 4.2 prompting such undertaking by the Company shall be deemed to be rescinded and retracted and shall not be counted as, or deemed or considered to be or to have been, a demand registration pursuant to Section 4.2 for any purpose;

(ii)     prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all Securities covered by such registration statement and to keep each registration and qualification under this Agreement effective (and in compliance with the 1933 Act) by such actions as may be necessary or appropriate for a period of 90 days after the effective date of such registration statement, all as requested by such Holder or Holders; provided, however, that notwithstanding anything in this Agreement to the contrary: (1) if a material development regarding the Company occurs and the Company is advised by its counsel that keeping the registration statement current would require the acceleration of disclosure of such material development, then the Company shall not be obligated to use its commercially reasonable efforts to keep the registration statement effective or any prospectus current during the 180-day period following the date of such development; and (2) the Company shall not be required to use its commercially reasonable efforts to keep the registration statement effective at any time after all Registrable Securities included in such registration have been distributed;

(iii)     furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(iv)     use its commercially reasonable efforts to register and qualify the Securities covered by such registration statement under such securities or “blue sky” laws of such jurisdictions as shall be reasonably appropriate for the distribution of the Securities covered by the registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction, and further provided that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the Securities shall be qualified shall require that expenses incurred in connection with the qualification of the Securities in that jurisdiction be borne by selling stockholders, then such expenses shall be payable by selling stockholders pro-rata, to the extent required by such jurisdiction;

(v)     notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, subject to Section 4.4(a)(ii), at the request of any such seller or Holder promptly prepare to furnish to such seller or Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(vi)     otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act, and will furnish to each such seller at least two Business Days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller shall have reasonably objected, except to the extent required by law, on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the 1933 Act;

(vii)     provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

(viii)     use its commercially reasonable efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any class of Registrable Securities is then listed.

(b)     If the Company at any time proposes to register any of its Securities under the 1933 Act, other than pursuant to a request made under Section 4.2, whether or not for sale for its own account, and such Securities are to be distributed by or through one or more underwriters, then the Company will make commercially reasonable efforts, if requested by any Holder who requests registration of Registrable Securities in connection therewith pursuant to Sections 4.2 or 4.3, to arrange for such underwriters to include such Registrable Securities among the Securities to be distributed by or through such underwriters.

4.5     Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Article 4 that the Holders shall furnish to the Company such information regarding them, the Registrable Securities held by them, and the intended method of disposition of such Securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

4.6     Expenses of Registration. All reasonable expenses incurred by the Company in connection with a registration pursuant to Sections 4.2 or 4.3 (excluding underwriters’ discounts and commissions, which shall be borne by the sellers), including without limitation all registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company; provided, however, that the Holders requesting a demand registration pursuant to Section 4.2 may withdraw such request, in which event so long as such Holders pay all expenses incurred by the Company in connection with such requested registration, such withdrawn request shall be deemed for all purposes in this Agreement not to have been made.

4.7     Underwriting Requirements. In connection with any registration of Registrable Securities under this Agreement, the Company will, if requested by the underwriters for any Registrable Securities included in such registration, enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to such distributions, including, without limitation, provisions relating to indemnification and contribution. The Holders on whose behalf Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall be also made to and for the benefit of such Holders. Such representations and warranties will be limited to matters that relate to such Holders, such as due organization, authorization, no violation, title and ownership and investor status. Such underwriting agreement shall comply with Section 4.8. Such underwriters shall be selected (a) by the Company, in the case of a registration pursuant to Section 4.3, or (b) by GPP in the case of a registration pursuant to Section 4.2.

4.8     Indemnification. In the event any Registrable Securities are included in a registration statement under Article 4:

(a)     To the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder requesting or joining in a registration and its officers, directors, employees and agents and Affiliates, and any underwriter (as defined in the 1933 Act) for it, from and against any losses, claims, damages, expenses (including reasonable attorneys’ fees and expenses and reasonable costs of investigation) or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or arise out of any violation by the Company of any rule or regulation promulgated under the 1933 Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; provided, however, that the indemnity agreement contained in this Section 4.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to anyone for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or control person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder, underwriter or control person and shall survive the Transfer of such Securities by such Holder.

(b)     To the fullest extent permitted by law, each Holder requesting or joining in a registration will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the 1933 Act, and each agent and any underwriter for the Company and any Person who controls any such agent or underwriter and each other Holder and any Person who controls such Holder (within the meaning of the 1933 Act) against any losses, claims, damages, expenses or liabilities to which the Company or any such director, officer, control person, agent, underwriter, or other Holder may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon an untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder with respect to such Holder expressly for use in connection with such registration; and such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, control person, agent, underwriter, or other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, the indemnity obligation of each such Holder hereunder shall be limited to and shall not exceed the proceeds actually received by such Holder upon a sale of Registrable Securities pursuant to a registration statement hereunder; and provided, further that the indemnity agreement contained in this Section 4.8(b) shall not apply to amounts paid in settlements effected without the consent of such Holder (which consent shall not be unreasonably withheld). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, Holder, underwriter or control person and shall survive the Transfer of such Securities by such Holder.

(c)     Any Person seeking indemnification under this Section 4.8 will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification (but the failure to give such notice will not affect the right to indemnification hereunder, unless the indemnifying party is materially prejudiced by such failure and then only to the extent of such prejudice) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party, and other indemnifying parties similarly situated, jointly to assume the defense of such claim with counsel reasonably satisfactory to the parties. In the event that the indemnifying parties cannot mutually agree as to the selection of counsel, each indemnifying party may retain separate counsel to act on its behalf and at its expense. The indemnified party shall in all events be entitled to participate in such defense at its expense through its own counsel. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel.

(d)     If for any reason the foregoing indemnification is unavailable to any party or insufficient to hold it harmless as and to the extent contemplated by the preceding paragraphs of this Section 4.8, then each indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage expense or liability in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the applicable indemnified party, as the case may be, on the other hand, and also the relative fault of the Company and any applicable indemnified party, as the case may be, as well as any other relevant equitable considerations.

(e)     The provisions herein are not exclusive and will not limit any rights to indemnity, contribution or insurance proceeds which a party may under any other agreement or instrument or provision of this Agreement.

4.9     Suspension of Sales. Each Holder agrees that, upon receipt of written notice from the Company of the happening of any event which results in the prospectus included in any registration statement filed pursuant to the terms of this Agreement includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, such Holder will treat such information as confidential, will immediately discontinue the disposition of Registrable Securities pursuant to such registration statement until Holder’s receipt of the copies of a revised prospectus and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in Holder’s possession, of the most recent prospectus covering such registered Common Stock.

4.10     Market Stand-Off Agreement. Each Stockholder agrees not to sell, make any short sales of or otherwise Transfer or dispose of any Common Stock (or other Securities) of the Company held by such Stockholder (other than Securities included in the applicable registration statement or shares purchased in the public market after the effective date of registration) or any interest or future interest therein during such period (not to exceed 180 days) as may be requested by the Company or the underwriters following the effective date of a registration statement of the Company filed under the 1933 Act, which includes Securities to be sold on the Company’s or a GPP Holder’s behalf to the public in an underwritten offer.

4.11     Timing Limitations.

(a)     No request shall be made with respect to any registration pursuant to Section 4.2 within six (6) months immediately following the effective date of any registration statement filed by the Company.

(b)     If the Company shall furnish to the Holders requesting a registration pursuant to Section 4.2 a certificate stating that in the good faith judgment of the Company, undertaking such registration would accelerate the disclosure of a material development involving the Company or would otherwise be detrimental to the Company or its Stockholders, then the Company shall have the right to defer the filing of the registration statement for a period of not more than one hundred twenty (120) days in any twelve-month period and the demand then made shall not be counted for purposes of determining the number of registrations pursuant to Section 4.2.

4.12     Initial Public Offering. If a Supermajority of the Board approves a Public Offering, then the Stockholders shall take all necessary or desirable actions in connection with the consummation of the Public Offering including the execution of customary lock-up and similar agreements. In the event that such Public Offering is an underwritten offering and the managing underwriters advise the Company that in their opinion the Company's capital stock structure would adversely affect the marketability of the offering, each Stockholder shall consent to and vote for a recapitalization, stock split, reorganization and/or exchange of the Securities into Securities that the managing underwriters, the Board and GPP find acceptable (the “Recapitalization”) and shall take all necessary or desirable actions in connection with the consummation of the Recapitalization; provided that the resulting Securities reflect and are consistent with the rights and preferences of the Securities as of immediately prior to such Recapitalization.

ARTICLE 5

OTHER COVENANTS

5.1     Confidentiality. Each Stockholder recognizes and acknowledges that he, she or it has and may in the future receive certain confidential and proprietary information and trade secrets of the Company and its Subsidiaries and their customers and suppliers (the “Confidential Information”), and that such Confidential Information constitutes valuable, special and unique property of the Company. The term Confidential Information will be interpreted to include all information of any sort (whether merely remembered or embodied in a tangible or intangible form) that is (a) related to the Company and its Subsidiaries or their current or potential business, and (b) is not generally or publicly known. Confidential Information includes, without limitation, the information, observations and data obtained by any Stockholder during the course of his, her or its ownership of Securities concerning the business and affairs of the Company and its Affiliates, information concerning acquisition opportunities in or reasonably related to the Company’s or its Subsidiaries’ business or industry, the persons or entities that are current, former or prospective suppliers, sales representatives or customers of the Company or its Subsidiaries, methodologies and methods of doing business, strategic, transition, marketing, sales and expansion plans, employee lists and telephone numbers, new and existing products, services, prices and terms, customer service, integration processes, requirements and costs of providing products and services. The term Confidential Information shall also include all information provided to a Stockholder in connection with a Participation Sale, an Approved Sale or the issuance of New Securities. Each Stockholder agrees not to disclose to any third party or use, either for his, her or its own account or for the benefit of others, any Confidential Information without a Supermajority of the Board’s prior written consent, unless and to the extent that (i) the Confidential Information becomes generally known to and available for use by the public other than as a result of such Stockholder’s acts or omissions or (ii) such Stockholder can demonstrate that the Confidential Information was known to such Stockholder prior to the date of such Stockholder’s first day of employment or engagement with the Company or any of its affiliates (which may have been prior to the date of this Agreement), (iii) the Confidential Information is learned by such Stockholder after the date hereof from a third party who is not under an obligation of confidence to the Company or its Subsidiaries or affiliates or parties with whom the Company or its Subsidiaries does business or (iv) such Stockholder is ordered by a court of competent jurisdiction to disclose Confidential Information, provided that such Stockholder must (A) provide prompt written notice to the Company of any relevant process or pleadings that could lead to such an order and (B) cooperate with the Company to contest, object to or limit such a request and, in any case, when revealing, such Confidential Information to such court order. Stockholders may also disclose such information to their accountants provided that such Stockholder shall cause each Person receiving such Confidential Information to be informed that such Confidential Information is strictly confidential and subject to this Agreement and to agree in writing to not to disclose or use such information except as provided herein. Each Stockholder acknowledges and agrees that all notes, records, reports, sketches, plans, unpublished memoranda or other documents, whether in paper or electronic form (and copies thereof), held by such Stockholder concerning any information relating to the Company’s and its Subsidiaries’ business, whether confidential or not, are the property of the Company and will be promptly delivered to it upon the Company’s request.

5.2     Noncompetition. Nothing in this Agreement shall derogate from, or limit, Orgenesis from conducting any business as it presently conducts or may conduct in the future (including, without limitation, business related to the manufacturing, researching, marketing, developing, selling and commercialization (either alone or jointly with Third Parties) products that are not directly related to the Business); provided, however, that during the Restricted Period, each Restricted Stockholder (including Orgenesis) shall not, directly anywhere in the Applicable Area (whether on its, his or her own account, or as an employee, director, consultant, contractor, agent, partner, manager, owner, operator or officer of any other Person, or in any other capacity) conduct the Business. Any activities or transactions conducted by Orgenesis with any Third Party which does not directly relate to Orgenesis as a CDMO business shall not be deemed a violation of this Section 5.2 by Orgenesis.

5.3     Nonsolicitation of Employees. During the Restricted Period, each Stockholder shall not, directly or indirectly, in any manner (whether on its, his or her own account, or as an employee, director, consultant, contractor, agent, partner, manager, joint venturer, owner, operator or officer of any other Person, or in any other capacity): (i) recruit, solicit or otherwise attempt to employ or retain, or enter into any business relationship with, any current or former employee of or consultant to the Company or any of its Subsidiaries that was or is involved in the Business, (ii) hire or engage or otherwise retain or enter into any business relationship with, any current or former employee of or consultant to the Company or any of its Subsidiaries that was or is involved in the Business, and (iii) induce or attempt to induce any current or former employee of, or consultant to, the Company or any of its Subsidiaries, to leave the employ of the Company or any such Subsidiary, or in any way interfere with the relationship between the Company or any of its Subsidiaries and any their employees or consultants that was or is involved in the Business; provided, however that (a) a Stockholder may recruit, hire or engage former employees and consultants to the Company and its Subsidiaries after such former employees or consultants have ceased to be employed or otherwise engaged by the Company or any of its Subsidiaries for a period of at least twelve (12) months, (b) GPP Holders may recruit, hire or engage former employees and consultants to the Company and its Subsidiaries after such former employees or consultants have (x) been terminated by the Company or any of its Subsidiaries, as applicable, or (y) resigned their employment or engagement with the Company or any of its Subsidiaries, as applicable, without influence or encouragement by any GPP Holder, and (c) Orgenesis may recruit, hire or engage those individuals as set forth in Schedule 5.3 attached hereto or any individual who is terminated by the Company at any time when GPP has appointed a majority of the members of the Board.

5.4     Nonsolicitation of Customers and Other Persons. During the Restricted Period, each Restricted Stockholder shall not, directly or indirectly, in any manner (whether on its, his or her own account, or as an employee, director, consultant, contractor, agent, partner, manager, joint venturer, owner, operator or officer of any other Person, or in any other capacity): (i) call upon, solicit or provide services to any Customer in order to sell any products, software or services that are the same as, or competitive with, those offered by the Business or (ii) in any way interfere with the relationship between the Company or any of its Subsidiaries and any Customer, supplier or other business relation (or any Person that such Restrictive Stockholder is aware is a prospective customer, supplier or other business relation) of the Company or any of its Subsidiaries as such relates to the Business (including, without limitation, by intentionally making any negative or disparaging statements or communications regarding the Company, any of its Subsidiaries or any of their operations, officers, directors or investors). Nothing in this Section 5.4 will prohibit Orgenesis from engaging in any business that does not violate Section 5.2 above.

5.5     Enforcement. If, at the time of enforcement of any provision of Section 5.1, 5.2, 5.3 or 5.4, a court shall hold that the duration, scope or area restrictions stated therein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained therein to cover the maximum period, scope and area permitted by law. Because each Stockholder has access to proprietary information and Confidential Information, the parties hereto agree that money damages would not be an adequate remedy for any breach of any of the applicable Restrictive Covenants. Therefore, in the event of a breach of any of the Restrictive Covenants, the Company or any of its successors or assigns may, in addition to other rights and remedies existing in their favor, obtain specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security and without proving actual damages).

5.6     Further Acknowledgments. In the event of a breach or violation by any Stockholder of any applicable provision of Section 5.2, 5.3 or 5.4 (the “Restrictive Covenants”), the Restricted Period shall be tolled until such breach or violation has been duly cured but in no event shall the Restricted Period be tolled for more than twelve (12) months. The existence of any claim or cause of action by any Stockholder against the Company or any of its affiliates, whether predicated on this Agreement or otherwise, will not constitute a defense to the enforcement by the Company of the applicable provisions of any of Section 5.1 or the Restrictive Covenants which Sections will be enforceable notwithstanding the existence of any breach by the Company. Each Stockholder expressly agrees and acknowledges that the applicable restrictions contained in the Restrictive Covenants do not preclude such Stockholder from earning a livelihood, nor do they unreasonably impose limitations on such Stockholder’s ability to earn a living. In addition, each Stockholder agrees and acknowledges that the potential harm to the Company of the non-enforcement of the applicable Restrictive Covenants outweighs any harm to such Stockholder of its, his or her enforcement by injunction or otherwise. Each Stockholder acknowledges that such Stockholder has carefully read this Agreement and has given careful consideration to the restraints imposed upon such Stockholder, and is in full accord as to their necessity for the reasonable and proper protection of the Confidential Information. Each Stockholder expressly acknowledges and agrees that (i) each and every restriction imposed by this Agreement is reasonable with respect to subject matter and time period and such restrictions are necessary to protect the Company’s interest in, and value of, the Company (including, without limitation, the goodwill inherent therein), and (ii) the Company would not have consummated the transactions contemplated herein without the restrictions contained in the Restrictive Covenants. Each Stockholder understands and agrees that the applicable restrictions and covenants contained in the Restrictive Covenants are in addition to, and not in lieu of, any non-competition, non-solicitation or other similar obligations contained in any other agreements between such Stockholder and the Company.

5.7     Investment Opportunities and Conflicts of Interest. Each Restricted Stockholder (other than Orgenesis) shall, and shall cause each of its Affiliates to, bring all investment or business opportunities to the Company of which any of the foregoing become aware and which are related to, complimentary with, or competitive with, the Business. The Stockholders expressly acknowledge that, (a) any of the Stockholders and their Affiliates (including their representatives serving on the Board), other than a Restricted Stockholder and their Affiliates (collectively, the “Permitted Investors”) are permitted to have, and may presently or in the future have, investments or other business relationships with entities engaged in the business engaged in by the Company and its Subsidiaries (including in areas in which the Company or any of its Subsidiaries may in the future engage in business), and in related businesses other than through the Company or any of its Subsidiaries (an “Other Business”), (b) the Permitted Investors have and may develop a strategic relationship with businesses that are and may be competitive with the Company or any of its Subsidiaries, (c) the Permitted Investors (including their respective representatives serving on the Board) will not be prohibited by virtue of their investments in the Company or its Subsidiaries or their service on the Board or the board of directors of any Subsidiary from pursuing and engaging in any such activities, (d) the Permitted Investors and Orgenesis (including their representatives serving on the Board) will not be obligated to inform the Company or the Board of any such opportunity, relationship or investment, (e) the other Stockholders will not acquire or be entitled to any interest or participation in any Other Business as a result of the participation therein of any of the Permitted Investors (including their respective representatives serving on the Board), (f) the involvement of the Permitted Investors (including their respective representatives serving on the Board) in any Other Business will not constitute a conflict of interest by such Persons with respect to the Company, any of its Subsidiaries, any of its Stockholders or any of their respective Affiliates and (g) the passive ownership by any Restricted Stockholder and its, his or her Affiliates of less than 1% of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market will not constitute a conflict of interest by such persons so long as neither the Restricted Stockholder nor its, his or her Affiliates have any active participation in the business of such company. For the sake of clarity, this Section 5.7 shall not prohibit Orgenesis from engaging in any business that does not violate Section 5.2 above.

5.8     Indemnification. Orgenesis shall be responsible for resolving, and shall indemnify and hold the Company, GPP and their Affiliates harmless from and against any and all liabilities, costs, expenses (including reasonable legal fees and expenses), obligations, damages and losses suffered or incurred by the Company, GPP or their Affiliates related to or arising out of, any disputes with, or claims made by, any shareholder of Orgenesis or any other Person that relate to or arise out of the execution of this Agreement, the Stock Purchase Agreement, or any other Definitive Documentation, or any transaction contemplated by or related to any of the foregoing, unless such liability, cost, expense, obligation, damage, or loss was directly and solely caused by the gross negligence, willful misconduct or bad faith of GPP or directly arises from an untrue statement in a registration statement or prospectus which is based solely on information about GPP that was specifically provided by GPP in writing to the Company or Orgenesis for use in such registration statement or prospectus. In connection with any such dispute or claim involving the Company, GPP or their Affiliates, the Company, GPP or their Affiliates, as applicable, shall be entitled to engage their own counsel and control the defense of such dispute or claim, in each case at the sole expense of Orgenesis.

5.9     Tech Transfer Agreement. The Company and Orgenesis have entered into a Tech Transfer Agreement dated the date hereof (as amended from time to time, the “Tech Transfer Agreement”). If, at the time that GPP exercises its drag along rights set forth in Section 3.2(b), Orgenesis is a customer of the Company or its Subsidiaries, the Tech Transfer Agreement is still in effect and the tech transfer contemplated by the Tech Transfer Agreement has not previously been effectuated, then GPP hereby agrees and undertakes to ensure that the purchaser of the Company in such Approved Sale will cause the Company to be bound by, and to comply with, the Tech Transfer Agreement.

5.10     Insurance. The Company shall use its commercially reasonable efforts to obtain, within ninety (90) days of the date hereof, from financially sound and reputable insurers, Directors and Officers liability insurance in an amount and on terms and conditions satisfactory to the Board and will use commercially reasonable efforts to cause such insurance policies to be maintained until such time as the Board determines that such insurance should be discontinued. Such insurance policy shall not be cancellable by the Company without prior approval by the Board.

5.11     Orgenesis Shareholder Approvals. Orgenesis shall use its best efforts to ensure that the Stockholders’ Agreement Terms are Properly Approved as soon as possible after the Investment Date. In the event that the applicable laws of the State of Nevada require Orgenesis to obtain an additional or secondary approval of the Stockholders’ Agreement Terms from its shareholders, GPP shall have no recourse or remedy of any kind against Orgenesis, the Company or any Subsidiary and shall not be entitled to any indemnification under this Agreement for any damages and or liability that GPP may incur as a result of such additional or secondary approval. GPP hereby waives, and agrees not to bring any claims against, Orgenesis, the Company or any of their respective Subsidiaries in the event that applicable laws require Orgenesis to secure any additional or second approval of the Stockholders’ Agreement Terms from its shareholders and that Orgenesis, the Company and any of their Subsidiaries shall not have any liability of any kind, including breach of this Agreement or any Definitive Documentation for any Adverse Consequences (as defined in the Stock Purchase Agreement) resulting from any such additional or second approval. GPP hereby agrees and confirms that Orgenesis shall have no obligation to GPP of any kind with respect to any such additional or secondary approval (including, without limitation, obtaining any proxies) except for the obligation of Orgenesis to approach its shareholders for such approval. For the avoidance of doubt, the parties to this Agreement do not believe or expect that any secondary or additional approval of the Stockholders’ Agreement Terms by the shareholders of Orgenesis shall be required for any reason after Proper Approval of the Stockholders’ Agreement Terms has been obtained; provided, that if any such secondary or additional approval of the Stockholders’ Agreement Terms shall be required by law, (a) the parties to this Agreement shall work in good faith to obtain such approval (which shall include Orgenesis using its best efforts to obtain such approval from its shareholders) and (b) none of the rights or obligations of GPP or Orgenesis set forth in the Definitive Documentation shall be impacted or restricted in any way.

5.12     Stock Option Plan. The Stockholders hereby agree, approve, and adopt that certain Stock Option Plan, in the form attached hereto as Exhibit E (the “Stock Option Plan”), which provides for the reservation of an initial pool of 111,111 shares of Non-Voting Common Stock for issuance to individuals pursuant to the terms of the Stock Option Plan.

ARTICLE 6

MISCELLANEOUS

6.1     Entire Agreement; Amendment.

(a)     This Agreement, and with respect to any Stockholder, together with any Subscription Agreement or Purchase Agreement by and between the Company and such Stockholder, sets forth the entire understanding of the parties, and supersedes all prior agreements and all other arrangements and communications, whether oral or written, with respect to the subject matter of this Agreement.

(b)     Any amendment to this Agreement shall be in writing and shall require the written consent of (i) the Company, (ii) GPP, and (iii) Orgenesis.

(c)     Notwithstanding the foregoing provisions of this Section 6.1, this Agreement may be terminated at any time after the completion of a Public Offering or a Sale of the Company upon the written consent of the Company and GPP.

(d)     From and after the date that a Stockholder ceases to own any Securities, such Stockholder will no longer be deemed to be a Stockholder for purposes of this Agreement and all rights such Stockholder may have under this Agreement will terminate.

6.2     Purchase for Investment; Legend on Certificate. All the certificates (if any) of Securities of the Company which are now or hereafter owned by the Stockholders and which are subject to the terms of this Agreement shall be held by the Company and have endorsed in writing, stamped or printed, thereon the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD OR TRANSFERRED, SOLD, PLEDGED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT UNLESS IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AN EXEMPTION FROM REGISTRATION REQUIREMENTS OF THE ACT AND SUCH SECURITIES LAWS IS AVAILABLE. THE SECURITIES REPRESENTED HEREBY ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCKHOLDERS AGREEMENT BETWEEN THE ISSUER AND THE OTHER SIGNATORIES THERETO. THE ISSUER RESERVES THE RIGHT TO REFUSE THE TRANSFER OF THIS SECURITY UNTIL THE CONDITIONS THEREIN HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.

6.3     Effectiveness of Transfers; Additional Stockholders. Any Person acquiring Securities (except for the Company and transferees acquiring Securities (a) in an offering registered under the 1933 Act or (b) in a Rule 144 Transaction) who is not a party to this Agreement shall, on or before the Transfer or issuance to it of Securities, (i) execute and deliver to the Company a Joinder Agreement in substantially the form attached hereto as Exhibit A (and, if the transferee is a married individual, cause the transferee’s spouse to execute and deliver to the Company a Spousal Consent) and (ii) in the event such Person is a Management Holder, within thirty (30) days after the date of such acquisition, make an effective election with the Internal Revenue Service under Section 83(b) of the Code in the form of Exhibit C attached hereto. No Securities shall be Transferred on the Company’s books and records, and no Transfer of Securities shall be otherwise effective, unless any such Transfer is made in accordance with the terms and conditions of this Agreement, and the Company is hereby authorized by all of the Stockholders to enter appropriate stop transfer notations on its transfer records to give effect to this Agreement.

6.4     Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs caused by any breach or threatened breach of any provision of this Agreement and to exercise all other rights existing in such party’s favor. Without limiting the foregoing, if any dispute arises concerning the Transfer of any of the Securities subject to this Agreement or concerning any other provisions of this Agreement, then the parties to this Agreement agree that an injunction or other equitable relief may be issued in connection therewith (without requirement to post a bond or other security and without proving actual damages). Such remedies shall be cumulative and non-exclusive and shall be in addition to any other rights and remedies the parties may have under this Agreement or otherwise. If the Company (a) brings any action or proceeding to enforce any provision of this Agreement or to obtain damages as a result of a breach of this Agreement by any Stockholder or to enjoin any breach of this Agreement by any Stockholder and (b) prevails in such action or proceeding, then such Stockholder will, in addition to any other rights and remedies available to the Company, reimburse the Company for any and all reasonable costs and expenses (including attorneys’ fees) incurred by the Company in connection with such action or proceeding.

6.5     Severability. Whenever possible, each term and provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any term or provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of this Agreement or the validity or enforceability of such term on provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction so as to best give effect to the intent of the parties under this Agreement.

6.6     Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) when delivered personally to the recipient, (b) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), electronic mail, or facsimile transmission, or (c) four Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to the Company:

Masthercell Global Inc.
c/o Pearl Cohen Zedek Latzer Baratz LLP
1500 Broadway
New York, NY 10036
Attention: Mark Cohen, Esq.
Fax: 646-878-0801
Email: vered.c@orgenesis.com

with a copy to:

Pearl Cohen Zedek Latzer Baratz LLP
1500 Broadway
New York, NY 10036
Attention: Mark Cohen
Fax: 646-878-0801
Email: MCohen@PearlCohen.com

and

c/o Great Point Partners, LLC
165 Mason Street, 3rd Floor
Greenwich, CT 06830
Attention: Noah Rhodes
Facsimile: (203) 971-3320
Email: nrhodes@gppfunds.com

with a copy to (as counsel for GPP)

McDermott Will & Emery LLP
444 West Lake Street, Suite 4000
Chicago, Illinois 60606
Attention: Brooks Gruemmer
Facsimile: 312-984-7700
Email: bgruemmer@mwe.com

and

Orgenesis Inc.
20271 Goldenrod Lane
Germantown, MD 20876
Attention: Vered Caplan
Fax: 646-878-0801
Email: vered.c@orgenesis.com

with a copy to:

Pearl Cohen Zedek Latzer Baratz LLP
1500 Broadway
New York, NY 10036
Attention: Mark Cohen
Fax: 646-878-0801
Email: MCohen@PearlCohen.com

If to Orgenesis:

Orgenesis Inc.
20271 Goldenrod Lane
Germantown, MD 20876
Attention: Vered Caplan
Fax: 646-878-0801
Email: vered.c@orgenesis.com

with a copy to:

Pearl Cohen Zedek Latzer Baratz LLP
1500 Broadway
New York, NY 10036
Attention: Mark Cohen
Fax: 646-878-0801
Email: MCohen@PearlCohen.com

If to GPP:

c/o Great Point Partners, LLC
165 Mason Street, 3rd Floor
Greenwich, CT 06830
Attention: Noah Rhodes
Facsimile: (203) 971-3320
Email: nrhodes@gppfunds.com

with a copy to:

McDermott Will & Emery LLP
444 West Lake Street, Suite 4000
Chicago, Illinois 60606
Attention: Brooks Gruemmer
Facsimile: 312-984-7700
Email: bgruemmer@mwe.com

If to the Stockholders, to the respective addresses on file with the Company.

Any party to this Agreement may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

6.7     Binding Effect; Assignment; Termination. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, representatives, successors and permitted assigns including Permitted Transferees; provided, however, that the rights under this Agreement may not be assigned except as expressly provided in this Agreement. No such assignment shall relieve an assignor of its obligations hereunder. Notwithstanding the foregoing, the Company shall be entitled to assign any of its rights and obligations under Section 3.1 and Section 3.2 of this Agreement to GPP or any of its Affiliates. This Agreement (other than Article 4 (Registration Rights), Sections 5.1, 5.2, 5.3, 5.4, Article 6 (Miscellaneous) and all related defined terms, all of which shall remain in effect) shall automatically terminate upon the completion of a Public Offering in which the Preferred Stock has been converted into Common Stock of the Company in accordance with the Company’s Certificate of Incorporation.

6.8     Action Necessary to Effectuate the Agreement. The parties hereto agree to take or cause to be taken all such corporate and other action as may be necessary to effect the intent and purposes of this Agreement.

6.9     No Waiver. No course of dealing and no delay or failure on the part of any party hereto in exercising any right, power or remedy conferred by this Agreement shall operate or be construed as waiver thereof or otherwise effect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. No single or partial exercise of any rights, powers or remedies conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

6.10     Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile and electronic portable document format (PDF)), each of which shall be deemed an original but all of which together will constitute one and the same agreement.

6.11     No Strict Construction. The parties hereto jointly participated in the negotiation and drafting of this Agreement. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their collective mutual intent, this Agreement will be construed as if drafted jointly by the parties hereto, and no rule of strict construction will be applied against any Person.

6.12     Mutual Waiver of Jury Trial. THE COMPANY AND EACH STOCKHOLDER WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS AGREEMENT IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE COMPANY AND EACH STOCKHOLDER AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

6.13     Choice of Law; Exclusive Venue. THIS AGREEMENT, AND ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN DELAWARE. THE PARTIES AGREE THAT ALL DISPUTES, LEGAL ACTIONS, SUITS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT MUST BE BROUGHT EXCLUSIVELY IN A FEDERAL DISTRICT COURT LOCATED IN THE DISTRICT OF DELAWARE OR THE DELAWARE COURT OF CHANCERY (COLLECTIVELY THE “DESIGNATED COURTS”). EACH PARTY HEREBY CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE DESIGNATED COURTS. NO LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY OTHER FORUM. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL CLAIMS OF IMMUNITY FROM JURISDICTION AND ANY RIGHT TO OBJECT ON THE BASIS THAT ANY DISPUTE, ACTION, SUIT OR PROCEEDING BROUGHT IN THE DESIGNATED COURTS HAS BEEN BROUGHT IN AN IMPROPER OR INCONVENIENT FORUM OR VENUE. EACH OF THE PARTIES ALSO AGREES THAT DELIVERY OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT TO A PARTY HEREOF IN COMPLIANCE WITH SECTION 6.6 OF THIS AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING IN A DESIGNATED COURT WITH RESPECT TO ANY MATTERS TO WHICH THE PARTIES HAVE SUBMITTED TO JURISDICTION AS SET FORTH ABOVE.

6.14     Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief-executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

6.15     Construction. Any reference in this Agreement to an “Article,” “Section” or “Schedule” refers to the corresponding Article, Section or Schedule of or to this Agreement, unless the context indicates otherwise. The headings of Articles and Sections are provided for convenience only and should not affect the construction or interpretation of this Agreement. All words used in this Agreement should be construed to be of such gender or number as the circumstances require. The terms “include” and “including” indicate examples of a foregoing general statement and are not a limitation on that general statement. Any reference to a statute refers to the statute, any amendments or successor legislation, and all regulations promulgated under or implementing the statute, as in effect at the relevant time. Any reference to a contract, instrument or other document as of a given date means the contract, instrument or other document as amended, supplemented and modified from time to time through such date.

* * *

STOCKHOLDERS’ AGREEMENT

Counterpart Signature Page

The parties have executed and delivered this Stockholders’ Agreement as of the date indicated in the first sentence of this Agreement.

COMPANY:

MASTHERCELL GLOBAL INC.

By:
Its:
Name:

GPP:

GPP-II MASTHERCELL, LLC

By:	GREAT POINT PARTNERS II, L.P.
Its:	Sole Member

By:	GREAT POINT PARTNERS II GP, LLC
Its:	General Partner

By:
Its:
Name:

ORGENESIS:

ORGENESIS INC.

By:
Its:
Name:

[SIGNATURE PAGE TO STOCKHOLDERS’ AGREEMENT]

STOCKHOLDERS’ AGREEMENT

Counterpart Signature Page

The parties have executed and delivered this Stockholders’ Agreement as of the date indicated in the first sentence of this Agreement.

MANAGEMENT HOLDERS:

[SIGNATURE PAGE TO STOCKHOLDERS’ AGREEMENT]

EXHIBIT A

FORM OF JOINDER AGREEMENT

The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Stockholders’ Agreement (the “Stockholders’ Agreement”) dated as of [_________________], 2018 and as may be amended from time to time by and among Masthercell Global Inc. a Delaware corporation (the “Company”), and the other parties named therein. Capitalized terms used but not defined in this Joinder Agreement shall have the meanings ascribed to such terms in the Stockholders’ Agreement. The undersigned acknowledges and agrees that (a) the Securities Transferred to the undersigned shall continue to be subject to the Stockholders’ Agreement, (b) as to such Securities the undersigned shall be bound by the restrictions of the Stockholders’ Agreement and shall take such other actions and execute such other documents as the Company reasonably requests, and (c) for all purposes of the Stockholders’ Agreement, the undersigned shall be included within the term “[GPP Holder / Management Holder / Stockholder]” [and that the Securities Transferred to the undersigned shall be included in the term “Restricted Securities.”] The address and facsimile number to which notices may be sent to the undersigned are as follows:

Name:
Address:

Facsimile No:

Date: ______________________		[Signature Block to be provided]

EXHIBIT B

FORM OF SPOUSAL CONSENT

I acknowledge that I have read the foregoing Stockholders’ Agreement and that I know its contents. I acknowledge and agree that capitalized terms used and not defined in this spousal consent shall have the meanings ascribed to such terms in the Stockholders’ Agreement. I am aware that by the provisions of the Stockholders’ Agreement, my spouse agrees, among other things, to a right of first refusal, to the granting of rights to purchase and to the imposition of certain restrictions on the Transfer of Securities, including my community interest therein (if any), which rights and restrictions may survive my spouse’s death. I hereby consent to such rights and restrictions, approve of the provisions of the Stockholders’ Agreement, and agree that I will bequeath any interest which I may have in said Securities or any of them, including my community interest, if any, or permit any such interest to be purchased, in a manner consistent with the provisions of the Stockholders’ Agreement. I direct that any residuary clause in my will not be deemed to apply to my community interest (if any) in such Securities except to the extent consistent with the provisions of the Stockholders’ Agreement.

I further agree that in the event of a dissolution of the marriage between myself and my spouse, in connection with which I secure or am awarded any Securities or any interest therein through property settlement agreement or otherwise, (a) I will receive and hold said Securities subject to all the provisions and restrictions contained in the Stockholders’ Agreement, including any option of the Company or other Stockholders to purchase such shares or interest from me, and (b) I hereby irrevocably constitute and appoint my spouse, as true and lawful attorney and proxy (the “Proxy”) of my Securities with full power of substitution, to vote (at any annual or special meeting or by written consent) such Securities which I would be entitled to vote as a Stockholder, together with any and all Securities issued in replacement or in respect of such Securities by dividend, distribution, stock split, reorganization, recapitalization or otherwise.

I also acknowledge that I have been advised to obtain independent counsel to represent my interests with respect to this spousal consent.

Date: _____________________________

Name of Spouse:

Name of Stockholder:

EXHIBIT C

FORM OF 83(b) ELECTION

ELECTION TO INCLUDE SECURITIES IN GROSS
INCOME PURSUANT TO SECTION 83(b) OF THE
INTERNAL REVENUE CODE

The undersigned taxpayer hereby elects, pursuant to §83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the shares described below over the amount paid for those shares.

1. The name, taxpayer identification number, address of the undersigned, and the taxable year for which this election is being made are:

Name: _______________________________
Social Security Number:
Address:

Taxable Year: Calendar Year

2. The property which is the subject of this election is _________________shares of the Non-Voting Common Stock of Masthercell Global Inc. a Delaware corporation (the “Company”).

3. The property was transferred to the undersigned on _______________, ____.

4. The property is subject to the following restrictions:

a.     Restrictions on Transferability
The Taxpayer may not sell, assign, pledge, encumber, charge or otherwise transfer any of the shares without the approval by the board of directors of the Company and in accordance with that certain Stockholders’ Agreement, dated[_________________], 2018, by and among the Company, the Taxpayer and the other parties thereto (the “Stockholders’ Agreement”).

b.     Forfeiture Restrictions
Pursuant to the terms of the Stockholders’ Agreement, if the Taxpayer’s employment or engagement with the Company and/or its Subsidiaries is terminated for cause, or if Taxpayer resigns [without Good Reason] or if the Taxpayer has breached certain covenants in the Stockholders’ Agreement or his or her employment or similar agreement, then the Company will have the right to repurchase the shares at the lesser of $[_______________] [Note to Form: Insert amount paid for shares of stock] and the fair market value of the shares as of such date.

5. The fair market value of the property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in §1.83 -3(h) of the Income Tax Regulations) is: $[________________] [Note to Form: Insert amount paid for shares of stock].

6. For the property transferred, the undersigned paid $[__________________] [Note to Form: Insert amount paid for shares of stock].

7. The amount to include in gross income is $0.00.

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than thirty (30) days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed.

Taxpayer:

Dated:	____________________________, ______________________

EXHIBIT D

APPROVED INITIAL BUDGET

Please see attached.

EXHIBIT E

STOCK OPTION PLAN

Please see attached.

SCHEDULE 5.3

1.	Noam Bercovich

2.	Moshe Cohen

3.	Moran Hod

4.	Dana Fuchs-Telem

5.	Moshe Lindner